UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

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Strategic Hotels & Resorts, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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77 West Wacker Drive

Suite 4600

Chicago, Illinois 60601

April 17, 2007

Dear Shareholders:

You are cordially invited to attend the 2007 annual meeting of shareholders of Strategic Hotels & Resorts, Inc., which will be held at 10:00 a.m., Central Time, on Thursday, May 17, 2007, at the Fairmont Chicago Hotel, 200 N. Columbus Drive, Chicago, Illinois. At the annual meeting, shareholders will be asked to elect directors, ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2007 and act upon such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of shareholders and proxy statement.

It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope or authorize your proxy electronically or telephonically as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

/s/ William A. Prezant
William A. Prezant
Chairman of the Board

77 West Wacker Drive

Suite 4600

Chicago, Illinois 60601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2007

To our Shareholders:

The annual meeting of shareholders of Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), will be held at the Fairmont Chicago Hotel, 200 N. Columbus Drive, Chicago, Illinois 60611 on Thursday, May 17, 2007, at 10:00 a.m., Central Time, for the following purposes:

1) To elect eight directors to the board of directors to serve until our next annual meeting of shareholders and until such directors’ successors are duly elected and qualify;

2) To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3) To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Only shareholders of record at the close of business on March 30, 2007, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the board of directors, and return it promptly in the envelope enclosed for that purpose. You may also authorize your proxy electronically or telephonically by following the procedures described in our proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and shareholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

/s/ Paula C. Maggio
Paula C. Maggio, Secretary

Chicago, Illinois

April 17, 2007

STRATEGIC HOTELS & RESORTS, INC.

77 West Wacker Drive

Suite 4600

Chicago, Illinois 60601

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2007

This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the 2007 annual meeting of shareholders. The date, time and place of the annual meeting are:

Date:	May 17, 2007
Time:	10:00 a.m., Central Time
Place:	Fairmont Chicago Hotel
200 N. Columbus Drive, Chicago, Illinois 60611

At the annual meeting, shareholders will be asked to:

•

Elect the following nominees as our directors to serve until our next annual meeting of shareholders and until such directors’ successors are duly elected and qualify: Robert P. Bowen, Michael W. Brennan, Edward C. Coppola, Kenneth Fisher, Laurence S. Geller, James A. Jeffs, David M.C. Michels and William A. Prezant (“Proposal 1”);

•

Consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2007 (“Proposal 2”); and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, and our telephone number is (312) 658-5000.

This proxy statement and the enclosed proxy card are being sent on or about April 17, 2007, to shareholders of record as of the close of business on March 30, 2007.

GENERAL INFORMATION ABOUT THE MEETING

In this section of the proxy statement, we answer some common questions regarding the annual meeting and the voting of shares at the annual meeting.

Where and when will the annual meeting be held?

The date, time and place of the annual meeting are:

May 17, 2007

10:00 a.m. (Central Time)

Fairmont Chicago Hotel

200 N. Columbus Drive

Chicago, Illinois 60611

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting. But you don’t have to attend in order to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card or authorize your proxy electronically or telephonically by following the procedures described below.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 30, 2007, the record date determining the shareholders who are entitled to vote at the annual meeting. As of March 30, 2007, there were a total of 75,434,987 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. The enclosed proxy card shows the number of shares you can vote.

How are votes counted?

We will hold the annual meeting if shareholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards, authorize their proxy online or telephonically or attend the annual meeting. A majority of the shares of common stock entitled to vote at the annual meeting present in person or by proxy constitutes a quorum. If you sign and return your proxy card or authorize your proxy online or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

If you abstain or withhold votes, your abstention or withheld vote will not be counted as votes cast and will have no effect on the result of the vote on the election of directors or the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes cast at the annual meeting and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors requires a majority of the votes cast at the annual meeting on such matter.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope or follow the instructions below for authorizing your proxy online or via telephone. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. You have the following choices in completing your voting:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•	You may abstain on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors, in which case no vote will be recorded.

•

You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all eight nominees as directors and ratify the appointment of Deloitte & Touche LLP as our independent auditors.

How can I authorize my proxy online or via telephone?

In order to authorize your proxy online or via telephone, go to the www.voteproxy.com website or call the toll-free number reflected on the enclosed proxy card, and follow the instructions. If you would like to receive future shareholder materials electronically, please enroll at www.investordelivery.com. Please have the proxy card you received in hand when accessing the site. You can authorize your proxy via the internet or by phone at any time prior to 11:59 p.m. Central Time, May 16, 2007, the day before the annual meeting.

Please refer to the proxy card enclosed herewith or to the e-mail announcement that you may have received for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided herewith.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting include the proposals we have described in this proxy statement: the election of eight directors and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2007. If other matters are properly presented at the annual meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by executing or authorizing, dating, and delivering to us a new proxy via the Internet, telephone or mail prior to the annual meeting or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, Attention: Secretary or Strategic Hotels & Resorts, Inc. c/o LaSalle Bank, N.A., 135 South LaSalle Street, Suite 1946, Chicago, Illinois 60603, Attention: Arlene M. Kaminski.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you submitted a proxy card or authorized your proxy electronically or telephonically.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors are considered routine matters for which brokerage firms may vote unvoted shares.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

Representatives of LaSalle Bank, N.A. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We do not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost to us is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our annual report on Form 10-K for the year ended December 31, 2006, without charge, please contact: Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, Attention: General Counsel.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

There are currently nine directors on our board of directors. Because of health considerations, John C. Deterding has elected not to stand for reelection. Eight nominees will be proposed for election as directors at the annual meeting to hold office until our next annual meeting of shareholders and until their successors are duly elected and qualify. All eight nominees currently serve on our board of directors.

Our board of directors appointed Edward C. Coppola, David M.C. Michels and William A. Prezant as directors effective March 15, 2006, appointed James A. Jeffs as a director effective June 26, 2006 and appointed Kenneth Fisher as a director effective March 15, 2007. On August 5, 2006, we were informed of the death of Richard L. Fisher who served on our board of directors.

All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Our board of directors considered transactions, relationships and arrangements between each director or any member of his or her immediate family and the company and its subsidiaries and affiliates. Our board of directors confirmed that there were no transactions, relationships or arrangements requiring consideration in determining independence. Our board of directors has determined that Robert P. Bowen, Michael W. Brennan, Edward C. Coppola, Kenneth Fisher, James A. Jeffs, David M.C. Michels and William A. Prezant are independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and therefore, upon the election of all eight nominees, we will meet the New York Stock Exchange requirement for a majority of independent directors serving on the board of directors.

Nominees for Election as Directors

The names, ages as of April 17, 2007, and existing positions of the nominees with the company are as follows:

Name	Age	Office or Position Held	Director Since
William A. Prezant	60	Chairman of the Board of Directors	2006
Robert P. Bowen	65	Director	2004
Michael W. Brennan	50	Director	2005
Edward C. Coppola	52	Director	2006
Kenneth Fisher	48	Director	2007
Laurence S. Geller	59	Director, President and Chief Executive Officer	2004
James A. Jeffs	54	Director	2006
David M.C. Michels	60	Director	2006

William A. Prezant

William A. Prezant (Chairman) has been a partner in the law firm of Prezant & Mollath, practicing law in California and Nevada, since 1990. He serves on the board of directors of MacGregor Golf Company, Torrey U.S. Strategy Partners and Torrey International Strategy Partners (both registered investment companies), Forward Management (a financial services company), and Reflow Management (an investment advisor). He also serves on the advisory boards of the Prescott Group (a real estate investment and asset management company)

and Cedar Ridge Partners (hedge fund). Mr. Prezant’s community activities include serving on the California/Nevada Advisory Board for the Wilderness Society and the Advisory Council of the Nevada Museum of Art.

Robert P. Bowen

Robert P. Bowen currently serves as a director and chairman of the audit committee of the board of directors of Equity Inns, Inc., a publicly-traded hotel REIT and of Gaylord Entertainment Company, a publicly-traded hotel company. Mr. Bowen retired as a partner of Arthur Andersen LLP in 1999. From 1980 to 1998, he was partner-in-charge of the audit practice of Arthur Andersen’s Memphis and Little Rock offices. For more than 25 years, he specialized in the hospitality and entertainment industry and was a member of Arthur Andersen’s worldwide hospitality industry team. Mr. Bowen joined Arthur Andersen in 1968, after receiving his Master of Business Administration degree from Emory University. Mr. Bowen has informed us he is not standing for reelection to the Gaylord board.

Michael W. Brennan

Michael W. Brennan is a co-founder of First Industrial Realty Trust, Inc., a real estate investment trust that has grown five-fold since its initial public offering in 1994. Prior to becoming its president and chief executive officer in 2000, he was chief operating officer of First Industrial. He is a member of the Urban Land Institute Policy & Planning Committee, the President’s Circle Real Estate Roundtable and the National Association of Real Estate Investment Trusts. Mr. Brennan is also a member of the Board of First Industrial and a member of the Chicago Public Library Foundation Board. Mr. Brennan holds a Bachelor of Science degree in finance from the University of Notre Dame.

Edward C. Coppola

Edward C. Coppola is one of the founders of The Macerich Company and has been a member of the board of directors since the company’s formation in 1994. In addition to his role as a director, Mr. Coppola has been Senior Executive Vice President and Chief Investment Officer of The Macerich Company since August 2004. He is responsible for directing the company’s acquisition activities and establishing the company’s strategic direction. He is also actively involved in the company’s capital market activities and in developing and maintaining relationships with joint venture partners and department stores. Previously, he was an Executive Vice President of The Macerich Company beginning in 1994. He has 30 years of experience with The Macerich Group and The Macerich Company. Mr. Coppola is a member of The International Council of Shopping Centers, PREA, National Association of Real Estate Investment Trusts, and The Real Estate Roundtable in Washington, D.C.   Mr. Coppola is also a past member of The Urban Land Institute and currently serves on the advisory board of the St. Vincent de Paul Thrift Store in Dallas, Texas. Mr. Coppola holds a Bachelor of Science degree in finance from the University of Notre Dame and a Juris Doctorate from Drake University.

Kenneth Fisher

Kenneth Fisher has been a senior partner in Fisher Brothers, a New York City commercial real estate firm, since April 2003, and was a partner of Fisher Brothers from 1991 to April 2003. Mr. Fisher has been the chairman and chief executive officer of Fisher House Foundation, Inc., a not-for-profit organization that constructs homes for families of hospitalized military personnel and veterans, since May 2003, and served as vice chairman of Fisher House Foundation from May 2001 to May 2003. Mr. Fisher is also a director of Reology Corporation. Mr. Fisher is a 26-year veteran of the real estate industry. Mr. Fisher also is a member of the executive committee of the City Investment Fund, LP, a real estate investment fund, and a member of the Real Estate Board of New York’s Board of Governors. Mr. Fisher has also been appointed to the President’s Commission on Care for America’s Returning Wounded Warriors.

Laurence S. Geller

Laurence S. Geller is our President, Chief Executive Officer and Director and founder of Strategic Hotel Capital, L.L.C., or SHC LLC. Prior to founding SHC LLC in 1997, Mr. Geller was Chairman and Chief

Executive Officer of Geller & Co., a gaming, tourism and lodging advisory company he founded in 1989. Geller & Co. specialized in major hotel, corporate and real estate development, financing and structuring on an international scope. Previously, Mr. Geller held positions as Executive Vice President and Chief Operating Officer of Hyatt Development Corporation, Senior Vice President of Holiday Inns, Inc. and Director of Grand Metropolitan Hotels in London. Mr. Geller is a former Vice Chairman of the Commercial and Retail Council of the Urban Land Institute and the immediate past Chairman of the Industry Real Estate Financing Advisory Council of the American Hotel and Motel Association. Mr. Geller also sits on the board of Children’s Memorial Hospital and serves as a member of its finance committee and facilities sub-committee. Mr. Geller is Co-Chairman of the Board of Trustees of the Churchill Centre and Ambassador for North America for the Hotel and Catering Institutional Management Association of the U.K. Mr. Geller is a graduate of Ealing Technical College’s school of hotel management and catering. Mr. Geller has over 40 years of experience in the lodging industry and has received numerous awards for his service to the lodging industry.

James A. Jeffs

James A. Jeffs served as the chairman of the board of directors of Whittier Energy Corporation, an oil and gas exploration and production company headquartered in Houston, Texas and listed on the NASDAQ, from 2003 to 2006. Since 2005, he has served as a director and executive chairman of Max Petroleum Plc, a company listed on both the London Stock Exchange and the Frankfurt Stock Exchange. Mr. Jeffs was also a director of Magnum Oil from 2001 to 2006 and has been a director of South Oil Company since 2005, both based in Russia. Mr. Jeffs has served since 1994 as Managing Director and Chief Investment Officer of The Whittier Trust Company, a trust and investment management company headquartered in South Pasadena, California. Previously, Mr. Jeffs was Co-Chairman of the Board from 1999 to 2002, Chairman and Chief Executive Officer of Chaparral Resources, Inc. in 2002. Mr. Jeffs was Chief Investment Officer and Senior Vice President of Trust Services of America from 1988 to 1992, and also President and Chief Executive Officer of TSA Capital Management. Mr. Jeffs also served on the board of investments of The Los Angeles County Employees Retirement Association from 1994 to 1998.

David M.C. Michels

David M.C. Michels currently sits on the board of directors of The British Land Company plc, easyJet plc and Marks & Spencer plc. From June 1, 2000 until February 28, 2006, Mr. Michels was Chief Executive Officer of Hilton Group plc and from April 1, 1999 to May 29, 2000 he was Chief Executive Officer of Hilton International. Mr. Michels was a non-executive director of Hilton Hotels Corporation from November 9, 2000 to December 29, 2005. He served as Chief Executive officer of Stakis plc from May 1, 1991 to March 30, 1999. Mr. Michels has spent 37 years in the leisure industry, primarily in hotels. He was also with Grand Metropolitan for 15 years, culminating in a board position as worldwide Marketing Director.

Vote Required; Recommendation

The election of a director to the board of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote for the election of all eight nominees named above.

Board of Directors; Committees

Our board of directors is currently comprised of Messrs. William A. Prezant, Robert P. Bowen, Michael W. Brennan, Edward C. Coppola, John C. Deterding, Kenneth Fisher, Laurence S. Geller, James A. Jeffs and David M.C. Michels.

Our board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended December 31, 2006, the board of directors held nine meetings and acted by unanimous written consent eight times. During fiscal year 2006, each incumbent director attended at least 75 percent of the aggregate number of meetings of the board of directors (while he was a member) and at least 75 percent of all meetings of the committees of the board of directors on which he served. Our corporate governance guidelines provide that the non-management directors shall designate the director who will preside at each executive session of the board and the method by which employees, shareholders or other interested parties can communicate directly with the non-management directors.

The board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee.

Audit Committee. The purposes of the audit committee are described in the audit committee charter and include:

•

assisting with board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and our internal audit function; and

•	preparing an audit committee report as required by the Securities and Exchange Commission, or SEC, for inclusion in our annual proxy statement.

The audit committee is currently comprised of Messrs. Bowen, Brennan, Jeffs and Michels, with Mr. Bowen serving as the committee’s chairman. Mr. Michels currently serves on the audit committee of the board of directors of three other public companies. Our board of directors has determined that such simultaneous service would not impair the ability of Mr. Michels to effectively serve on our audit committee. The audit committee charter is available on our website at www.strategichotels.com. A copy of our audit committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

The board has determined that each audit committee member has no material relationship with the company and meets the independence criteria and has the qualifications set forth in the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The board of directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The board of directors has determined that Messrs. Bowen, Brennan, Jeffs and Michels are qualified as audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934 and has determined that Messrs. Bowen, Brennan, Jeffs and Michels have the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. Our audit committee met twelve times during fiscal year 2006 and acted by unanimous written consent two times.

Our board of directors has adopted procedures for reporting concerns under our code of business conduct and ethics and other company policies including complaints regarding accounting and auditing matters in accordance with Rule 10A-3 under the Securities Exchange Act of 1934. The full text of these procedures is attached as an addendum to our code of business conduct and ethics which is available on our corporate website at www.strategichotels.com.

Compensation Committee. The compensation committee’s primary duties are described in the compensation committee charter and include:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives and determining and approving the chief executive officer’s compensation level based on this evaluation;

•

reviewing and approving compensation for executive officers other than our chief executive officer, incentive-compensation plans and equity-based plans, including our long term incentive plan, overseeing the activities of the individuals and committees responsible for administering these plans, and discharging any responsibilities imposed on the compensation committee by any of these plans;

•	approving any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained;

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters;

•	reviewing and approving severance or similar termination payments proposed to be made to any of our executive officers;

•	preparing a report for inclusion in our proxy statement for our annual meeting;

•	preparing and issuing an evaluation of the compensation committee;

•	reporting to our board of directors on a regular basis, and not less than once per year; and

•	performing any other duties or responsibilities expressly delegated to the compensation committee by the board of directors from time to time relating to our compensation programs.

The compensation committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the board of directors or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or senior executive compensation, this authority is vested solely in the compensation committee.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee or any director or directors. Without limitation on the foregoing, the compensation committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as amended.

The compensation committee is currently composed of Messrs. Coppola, Jeffs, Michels and Prezant with Mr. Michels serving as the compensation committee’s chairman. All compensation committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. Our compensation committee met eight times during fiscal year 2006 and acted by unanimous written consent one time in performing its functions.

The compensation committee charter is available on our website at www.strategichotels.com. A copy of our compensation committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee’s primary purpose and responsibilities are described in the corporate governance and nominating committee charter and include:

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

•	considering and making recommendations to our board of directors regarding board size and composition, committee composition and structure and procedures affecting directors; and

•	developing and recommending to our board of directors a set of corporate governance principles, and reviewing those principles at least once a year.

The corporate governance and nominating committee is currently comprised of Messrs. Bowen, Brennan, Coppola and Prezant, with Mr. Prezant serving as the committee’s chairperson. All corporate governance and nominating committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. Our corporate governance and nominating committee met four times during fiscal year 2006 and acted by unanimous written consent one time.

The corporate governance and nominating committee charter is available on our website at www.strategichotels.com. A copy of our corporate governance and nominating committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

Written communications submitted by shareholders pursuant to our shareholder communications policy, including recommending the nomination of a person to be a member of our board of directors, will be forwarded to the chair of the corporate governance and nominating committee for consideration. Shareholders may recommend director nominees for consideration by the corporate governance and nominating committee by submitting the names and the following supporting information to our secretary at: Secretary, Shareholder Nominations, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the shareholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understandings between the submitting shareholder and the candidate. The corporate governance and nominating committee will consider director candidates who have been identified by other directors or our shareholders but has no obligation to recommend such candidates for nomination except as may be required by contractual obligation of the company.

In selecting or recommending candidates for selection to our board, including nominees recommended by shareholders, the corporate governance and nominating committee shall take into consideration the following criteria, which are set forth in our corporate governance guidelines and such other factors as the corporate governance and nominating committee deems appropriate:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

•	diversity of viewpoints, background, experience and other demographics.

Executive Committee. The executive committee’s primary purpose and responsibilities are to act on behalf and in the place of our board of directors in the management of our business and affairs upon express delegation by our board of directors. The executive committee is currently comprised of Messrs. Bowen, Prezant, Coppola and Geller. Our executive committee met five times during fiscal year 2006 and acted by unanimous written consent one time.

Corporate Governance

Code of Business Conduct and Ethics: We have adopted a code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of business conduct and ethics is designed to comply with SEC regulations and

New York Stock Exchange listing standards related to codes of conduct and ethics and is posted on our corporate website at www.strategichotels.com. A copy of our code of business conduct and ethics is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

Corporate Governance Guidelines: We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.strategichotels.com. A copy of our corporate governance guidelines is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

Shareholder Communications Policy: We have adopted procedures for employees, shareholders and other interested parties to communicate their concerns regarding accounting, internal accounting controls or auditing matters to the audit committee and other matters to non-management directors or our board of directors as a group. Our code of business conduct and ethics requires employees to report such concerns.

All such concerns may be communicated to the Secretary by written correspondence directed to Secretary, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, IL 60601.

Employees, shareholders and other interested parties may communicate concerns regarding questionable accounting or auditing matters to the Secretary on a confidential and anonymous basis. The Secretary will distribute (i) all communications regarding accounting, internal accounting controls or auditing matters to the audit committee prior to each meeting of the audit committee, (ii) all other communications to non-management directors prior to each executive session of non-management directors and (iii) all communications to our entire board of directors prior to the next scheduled meeting of our board. If it is unclear whether a communication involves accounting or auditing matters or if it involves both accounting or auditing matters and other matters, the Secretary will direct such communication to both the audit committee and non-management directors, with a note to that effect. In each case (and except as the audit committee or non-management directors may otherwise request), the Secretary will provide original copies or records of all communications. However, depending on the length and number of communications received, the Secretary may provide only a summary of the communications along with the original copy or record of any communications deemed particularly important. The original copies or records of all communications will be available to the addressee upon request. The Secretary will maintain a log of each communication received, the date such communication was distributed to the audit committee, non-management directors or board of directors (and to which of these it was distributed) and whether it was distributed in summary or original form.

The addressee of the communication will determine whether any action or response is necessary or appropriate in respect of a communication. If so, they will take or direct such action as they deem appropriate. Such action may include engaging outside advisers, for which funding will be available. The determinations in respect of each communication and any further action taken will be recorded in the log maintained by the Secretary. These determinations may be recorded based on standard categories, which may include: the communication is misdirected (such as a communication involving only an employment dispute); no further action required, because the communication can be analyzed on its face; and further action required (with a record of the action taken and its outcome). The Secretary or any other person designated by the audit committee or non-management directors will report on the status of any further action directed by the audit committee or non-management directors on a quarterly basis.

The full text of the shareholder communications policy is available on our corporate website at www.strategichotels.com. A copy of our shareholder communications policy is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

Director Attendance at Annual Meeting of Shareholders. We do not have a formal policy regarding attendance by directors at our annual meeting of shareholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of shareholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last annual meeting, which was held on May 11, 2006, seven directors attended in person.

Compensation Committee Interlocks and Insider Participation

From January 1, 2006 through March 14, 2006, the compensation committee of our board of directors was comprised of Messrs. Bowen, Deterding, Hassard and Watson. From March 15, 2006 through May 10, 2006, the compensation committee was comprised of Messrs. Bowen, Brennan and Deterding. From May 11, 2006 through December 31, 2006, the compensation committee was comprised of Messrs. Coppola, Deterding, Michels and Prezant. None of the committee’s members was employed by us as an officer or employee during or prior to 2006. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

For a description of certain relationships and transactions with members of our board of directors or their affiliates, see “—Transactions With Related Persons, Promoters and Certain Control Persons” beginning on page 48.

Executive Officers

The following sets forth the positions, ages as of April 17, 2007 and selected biographical information for our executive officers who are not directors:

James E. Mead

James E. Mead, age 47, has served as our Executive Vice President and Chief Financial Officer since 2004. Prior to joining us in 2004, Mr. Mead served as chief financial officer of Irvine Apartment Communities (IAC), where his responsibilities included strategic planning, fund raising, accounting and oversight of property operations. Mr. Mead joined IAC from The Irvine Company, where he was vice president of corporate finance and instrumental in the initial public offering of that company. He was formerly a vice president in the real estate investment banking group of JP Morgan. Mr. Mead earned his Bachelor of Science in engineering from Tulane University and his Masters of Business Administration from the University of Virginia.

Richard J. Moreau

Richard J. Moreau, age 60, has served as our Executive Vice President—Asset Management since 2005. Mr. Moreau previously served as our Vice President—Asset Management from 1997 to 2003 and Senior Vice President—Asset Management from 2003 until 2005. Mr. Moreau is responsible for the asset management of all our properties. Mr. Moreau has been in the hospitality industry for over 30 years in both property and multi-unit operation positions. From 1992 until he joined us in November 1997, Mr. Moreau was a principal in Gremor Hospitality, a hotel asset management company. From 1988 until 1992, he was a principal and Executive Vice President at Inn America Corporation, an independent hotel management company. He was responsible for the day-to-day operations of 22 full service hotels and resorts operating under franchise agreements with Hilton, Sheraton and Holiday Inn. From 1985 until 1988, he was a Vice President of Operations for Hyatt Hotels and Resorts, where he was responsible for the development and implementation of all pre-opening and operating procedures for six prototype Hyatt hotels. From 1972 to 1985, Mr. Moreau worked for The Howard Johnson Company.

Jayson C. Cyr

Jayson C. Cyr, age 58, has served as our Senior Vice President—Controller since 2006 and oversees our financial reporting and accounting functions. Prior to joining us in November 2005, Mr. Cyr served as an independent financial consultant to us overseeing internal audit and efforts to comply with Sarbanes-Oxley. From 1998 to 2000, Mr. Cyr served as Vice President and Controller for our predecessor and from 2000 to 2004, Mr. Cyr served as Senior Vice President—Finance for our predecessor. Prior to 1998, he served four years at Security Capital Group, or SCG, and was the chief accounting officer for SCG’s initial public offering. Previously, Mr. Cyr was with Lincoln Property Company where he served as controller. Mr. Cyr earned a Bachelor of Science degree in accounting from Kansas State University and is a Certified Public Accountant.

Paula C. Maggio

Paula C. Maggio, age 38, has served as our Vice President, Secretary and General Counsel since 2004 and has been responsible for oversight of our legal affairs since May 2004. Ms. Maggio played a critical role in the company’s initial public offering in 2004 and subsequently executed a number of significant transactions for us. Upon joining our predecessor in December 2000, Ms. Maggio acted as Vice President, Assistant Secretary and Associate General Counsel. Prior to joining us, Ms. Maggio practiced law with Altheimer & Gray, where she focused primarily on real estate and hospitality law. Prior to her position with Altheimer, Ms. Maggio practiced real estate law at Kamensky and Rubenstein and McGreevy, Johnson & Williams, P.C. Ms. Maggio received a Bachelor of Arts and Juris Doctor, cum laude, from the University of Illinois in 1991 and 1994, respectively.

Compensation Discussion and Analysis

I.	Compensation Philosophy & Objectives

We believe that the compensation provided to our executives should be commensurate and aligned with the performance of our company and long-term shareholder value. The overall principle guiding executive compensation at our company is to reward executives for delivering superior performance with a total compensation opportunity towards the 75th percentile. The extent to which each executive reaches this level of compensation will vary based on company performance, individual performance and experience.

In order to implement this philosophy, we utilize both quantitative and qualitative measures of performance. Our compensation plans are designed to link rewards with performance against objective, quantitative factors including funds from operations, or FFO, FFO per share, total shareholder return, or TSR, as well as stock price appreciation. We have determined these measures to be of primary importance to the success and growth of our company.

To ensure a balanced approach against these objective measures, subjective factors such as progress toward strategic objectives, leadership and decision-making in the face of industry/market forces beyond the control of the executives, tenure and institutional knowledge are also considered when evaluating how our compensation opportunities align within the framework of our compensation philosophy.

The objectives of our compensation plans are to:

•

provide overall levels of compensation that are competitive in order to attract and motivate highly qualified, experienced executives to continue to enhance the interests of our company and build long-term shareholder value;

•	retain the services of our executives so long as the interests of our company are being satisfied and the compensation being paid is commensurate with the value being delivered by the executive;

•	provide annual and long-term incentives that emphasize performance-based compensation, contingent upon achieving company and individual performance goals;

•

create a shareholder value-oriented culture through our executive compensation programs by having a meaningful portion of compensation comprised of equity-based incentives coupled with stock ownership guidelines; and

•	reward our executives, as outlined above, for their individual contributions to the success of our company and to the shareholder value that they help create.

II.	Role of the Compensation Committee

A.	General

The compensation committee of our board of directors provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. Four members of our board of directors sit on the compensation committee, each of whom is an independent director under the New York Stock Exchange listing requirements. The compensation committee’s function is more fully described in its charter which has been approved by our board of directors. The charter can viewed, together with any future changes that may occur, on our website at www.strategichotels.com.

B.	Interaction with Compensation Consultants

In making its determinations with respect to executive compensation, the compensation committee has historically engaged the services of a compensation consultant. In 2006, the compensation committee retained the services of Pearl Meyer & Partners to assist with its review of the compensation package of the CEO and several other executive officers. In addition, Pearl Meyer & Partners was retained to assist the compensation committee with several special projects, including research regarding certain pay packages for potential executive candidates, calculation of Golden Parachute liabilities, trends in non-employee director compensation, and assistance with executive employment agreements and preparation of this proxy statement.

The compensation committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts with our management when necessary and appropriate. Specifically, the Vice President—Human Capital (VPHC) interacts with the consultants in order to provide compensation and performance data for the executives and our company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from the VPHC regarding its consulting work product prior to presentation to the compensation committee in order to confirm alignment with our business strategy or identify data questions or other similar issues, if any, prior to presentation to the compensation committee.

The compensation committee occasionally requests our top executives to be present at committee meetings where executive compensation and company and individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only independent compensation committee members are allowed to vote on decisions made regarding executive compensation.

The compensation committee meets with the CEO to discuss his own compensation package, but ultimately decisions regarding his package are made solely based upon the compensation committee’s deliberations with input from our compensation consultant. Decisions regarding other executives are made by the compensation committee considering recommendations from the CEO, as well as input from the compensation consultant.

III.	Compensation Structure

A.	Pay Elements—Overview

We utilize three main components of compensation:

•	Base Salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance

•	Annual Incentive/Bonus—variable pay that is designed to reward attainment of annual business goals, with target award opportunities generally expressed as a percentage of base salary

•	Long-Term Incentives—stock-based awards including Stock Options, Performance Shares and Restricted Stock Units (RSUs)

B.	Pay Elements—Details

(1) Base Salary

Base salaries are set with regard to the level of the position within our company and the individual’s current and sustained performance results, as well as the process used to achieve such results. The base salary levels and any increases or decreases, if any, to those levels for each executive are reviewed each year by the compensation committee, and such adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive’s significant impact on strategic goals. However, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the subjective exercise of the compensation committee’s judgment. Although salaries are generally targeted at market median compared to the 2006 Peer Group and REIT compensation survey data (discussed below) for experienced professionals, the compensation committee may also take into account historical compensation, potential as a key contributor as well as special recruiting situations.

In 2006, the compensation committee worked with Pearl Meyer & Partners to review Mr. Geller’s total compensation package in light of his impending contract renewal. The market review showed that Mr. Geller’s salary of $500,000 ranked in the bottom quartile among the 2006 Peer Group (discussed below). Consistent with our compensation philosophy of targeting median levels for base salary, the compensation committee decided to increase Mr. Geller’s base salary to $750,000, the 2006 Peer Group median, upon his execution of the restated employment agreement in September 2006.

The compensation committee also worked with Pearl Meyer & Partners to review Mr. Mead’s total compensation package. The market review showed that Mr. Mead’s base salary was also below the median. The compensation committee decided to increase Mr. Mead’s base salary from $368,000 to $400,000 per year in order to position his base salary near the median level of the 2006 Peer Group.

Base salaries of the other executive officers were reviewed by the compensation committee and increased as follows:

•	Richard Moreau from $250,000 to $263,000, or 5.2%

•	Jayson Cyr from $210,000 to $220,000, or 4.8%

•	Paula Maggio from $200,000 to $220,000, or 10.0%

The compensation committee based these decisions on the individual executive’s performance ratings, as well as a consideration of the degree to which the salary levels were above or below market median compared to the 2006 Peer Group and REIT compensation survey data (discussed below).

(2) Annual Incentives

The annual incentive award program provides executive officers an opportunity to receive cash incentive awards contingent on our financial performance and the individual performance of each participant in the program. It focuses on providing rewards for short-term financial and individual performance. In keeping with our compensation philosophy for annual cash compensation, target annual incentive opportunities are set at levels consistent with the median level of the 2006 Peer Group. For the named executive officers, the relative weighting on our financial performance goals varies from 50% up to 100% for the CEO, depending on the individual's role and strategic impact. The relative weights as a percentage of the target annual incentive award are:

Named Executive Officer	Weight on Company Financial Performance Goals	Weight on Individual Performance Goals
Laurence S. Geller	100%	0%
James E. Mead	80%	20%
Richard J. Moreau	80%	20%
Jayson C. Cyr	80%	20%
Monte J. Huber[1]	N/A	N/A
Paula C. Maggio	50%	50%

[1]	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.

Each year under the program, the compensation committee works with management to establish performance levels for our budgeted financial objectives, and reviews and approves the individual performance criteria for the executive officers. Generally, the amount of the actual payout under the annual incentive plan is determined with respect to achievement of FFO per share versus a pre-established budget set by the compensation committee and approved by the board. The budgeted goals under this plan are generally set aggressively in the context of historical performance and investment analyst forecasts to ensure an appropriate degree of stretch consistent with our emphasis on top performance.

The goals under this plan are established at three separate levels—threshold, target and maximum levels. If the threshold level for a particular year is not achieved, executives will not be entitled to an award under this plan unless the compensation committee makes a special determination otherwise. Consistent with our philosophy of emphasizing long-term results, annual incentives for most executives, are capped at certain maximum levels. Going forward, executives are eligible for annual incentives based on performance at these levels. Aggregate award opportunities are expressed as a percentage of base salary, which were, in 2006, as follows:

Named Executive Officer	Threshold Payout (as % of salary)	Target Payout (as % of salary)	Maximum Payout (as % of salary)
Laurence S. Geller[1]	67%	100%	200%
James E. Mead	37.5%	75%	*
Richard J. Moreau	37.5%	75%	112.5%
Jayson C. Cyr	30%	60%	90%
Monte J. Huber[2]	N/A	N/A	N/A
Paula C. Maggio	20%	40%	60%

[1]	Reflects the terms of Mr. Geller’s current employment contract.
[2]	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.
*	There is no maximum specified in Mr. Mead’s employment agreement.

The compensation committee also has the discretion to increase or decrease (except in the case of the CEO, discussed below) payouts under this annual plan based on factors such as FFO relative to the 2006 Peer Group and achievement of certain other financial objectives, including superior asset management, investment or strategic accomplishments and/or consummation of beneficial acquisitions, dispositions or capital improvements to existing properties.

Bonuses are paid in the first quarter of each year for the prior year performance once the compensation committee has had the opportunity to assess individual performance goals and our performance as a whole. The compensation committee determines whether to pay the annual incentive award in cash or RSUs, described below.

In connection with the renegotiation of Mr. Geller’s employment contract, Pearl Meyer & Partners reviewed with the compensation committee the competitiveness of Mr. Geller’s historical annual incentive opportunity and actual awards. Based on the findings, the compensation committee acted to decrease the target level of Mr. Geller’s annual bonus expressed as a percentage of base salary from 125% to 100% of base salary so that it was more in line with the median percentage of base salary paid within the 2006 Peer Group and to establish greater emphasis on long-term performance in the pay mix.

Based on performance achieved in 2006, the following bonuses were paid:

Named Executive Officer	2006 Bonus	2006 Discretionary Bonus
Laurence S. Geller	$1,050,000	—
James E. Mead	$261,000	$139,000[1]
Richard J. Moreau	$177,000	—
Jayson C. Cyr	$121,000	—
Monte J. Huber[2]	N/A	N/A
Paula C. Maggio	$86,000	—

[1]	Paid in the form of three-year cliff vesting RSUs.
[2]	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.

While Mr. Geller was eligible for a 2006 cash bonus of $1,150,000 based on achievement of specified levels of budgeted FFO per share, in keeping with his leadership philosophy, Mr. Geller volunteered to reduce such bonus by $100,000 in order to achieve better alignment with the bonus awards for other employees. The compensation committee weighed the bonus formula determination and the rationale provided by Mr. Geller and decided to accept Mr. Geller's voluntary reduction.

Based on review of Mr. Mead’s individual performance and the desire to retain Mr. Mead’s continued service as a valuable member of the executive team, the compensation committee also approved a discretionary bonus of $139,000. The discretionary bonus was awarded in March 2007 in the form of restricted stock units that vest at the end of three years.

For 2006, the compensation committee originally established the company portion of the bonus criteria to include FFO against budgeted FFO as the primary goal, as well as relative FFO growth. Because of the substantial acquisitions and dispositions made during the year as part of our strategy to transform our hotel portfolio and the impact that the execution of such strategy had on relative FFO growth, the compensation committee determined that our performance measure for 2006 bonuses should be achievement against budgeted FFO and did not adjust bonuses based on relative FFO growth.

(3) Long-Term Incentives

Performance Shares, Stock Options and time-based RSUs may be awarded as Long-Term Incentives, and are used to balance the short-term focus of the annual incentive program by tying rewards to performance achieved over multi-year periods. Our compensation philosophy places greater emphasis on Long-Term Incentives than other pieces of each executive’s compensation package, which is consistent with our goal of providing superior long-term shareholder value. Target levels for the long-term component of compensation are generally set between the median and 75th percentiles (depending on the executive’s strategic impact, experience and expertise) based on achieving performance goals. Since the CEO and CFO receive a mix of Long-Term Incentives that includes Performance Shares and Stock Options, Long-Term Incentive opportunities for Mr. Geller and Mr. Mead may exceed the 75th percentile in the event of extraordinary performance, with the possibility of achieving total direct compensation levels (i.e., base, bonus and long-term incentives) close to the 2006 Peer Group 90th percentile for extraordinary results.

Restricted Stock Units

Restricted Stock Units are grants of notional shares with time-based vesting restrictions. Each unit is worth one share of common stock and the awards have historically vested ratably over a four-year period, with common shares delivered to executives upon vesting. Unless provided otherwise in an agreement, unvested RSUs are forfeited when an executive’s service with us is terminated. We believe that RSUs provide a significant link with our share price and also assist with retention of superior executive talent in critical positions.

For executives other than the CEO and CFO, Long-Term Incentives have been and will continue to be delivered solely in the form of RSUs. For such executives, annual grants are determined with reference to target levels by salary band, with a typical target amount ranging from 50% to 100% of base salary, which target may be adjusted based on the executive’s experience, expertise and internal relationships within the executive group. The actual number of RSUs awarded is intended to also reflect an individual’s performance, contributions and development over the past year.

In September 2006, the compensation committee granted 20% of the value of the CEO’s total Long-Term Incentive in the form of RSUs. In March 2007, the compensation committee granted 20% of the value of the CFO’s total Long-Term Incentive in the form of RSUs. While the compensation committee believes that this type of an award is an important retention vehicle for these positions, it also recognizes that the majority of the Long-Term Incentive award for these key executive positions should be based on stock performance and achievement of financial goals that clearly align long-term shareholder value with compensation payouts. The retention goal inherent in the RSU element is reinforced by a vesting schedule with respect to the CEO that begins on December 31, 2008 and vests in 1/3 increments until December 31, 2010. The CFO’s Stock Options vest in annual 1/3 increments beginning on December 31, 2007 and ending on December 31, 2009 based on an expectation that he will be considered for annual grants.

Prior to September 2006, executives received long-term awards only in the form of RSU grants, each of which vests in equal installments over a four-year period. Grants made to the named executive officers were issued in accordance with the executive’s individual performance rating. Grants made in February 2006 based on 2005 individual performance were as follows:

Named Executive Officer	February 2006 RSU Grants
Laurence S. Geller	$1,400,007
James E. Mead	$700,014
Richard J. Moreau	$550,015	[1]
Jayson C. Cyr	$210,002
Monte J. Huber[2]	$68,634
Paula C. Maggio	$100,020

(1)	$199,998 of such $550,015 grant was a discretionary bonus which Mr. Moreau elected to take in the form of fully vested RSUs.
(2)	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.

The FAS 123R values attributable to these awards are reflected in columns (e) and (f) of the Summary Compensation Table.

In connection with the renegotiation of Mr. Geller’s employment agreement and also in consideration of the superior growth and performance experienced by us under Mr. Geller’s leadership since we became a public entity, in September 2006, the compensation committee awarded Mr. Geller a Long-Term Incentive that will vest and be earned over the duration of the contract term and through December 31, 2010 if he is still employed by us. The aggregate value attributable to such grant is $6,000,000, which is allocated among Performance Shares (40% of total value), Stock Options (40% of total value) and Restricted Share Units (20% of total value), as discussed below. The compensation committee does not currently anticipate making further annual Long-Term Incentive grants (or any grants approaching this aggregate value) to the CEO for the duration of the contract term.

After consideration of Mr. Mead’s contributions, performance and development as a key senior executive, the compensation committee determined that Mr. Mead’s long-term compensation program should be aligned with and reflect elements of Mr. Geller’s long-term compensation program. In March 2007, the compensation committee made a Long-Term Incentive award to Mr. Mead with an aggregate value of $560,000 which is also allocated among Performance Shares (40% of total value), Stock Options (40% of total value) and Restricted Share Units (20% of total value).

In March 2007, executives other than the CEO and CFO received long-term awards only in the form of RSU grants, each of which vests in equal installments over a three-year period. The vesting period was changed from a four-year vesting period to a three-year period after a review of vesting provisions among the 2006 Peer Group companies. The other named executive officers do not receive performance-based stock or options because we believe that they have less of an opportunity to impact corporate and share performance as compared to the CEO and CFO, yet retention of their services is critical. Grants made to the other named executive officers are issued in accordance with the executive’s individual performance rating. Grants made in March 2007 based on 2006 individual performance were as follows:

Named Executive Officer	March 2007 RSU Grants
Richard J. Moreau	$263,019
Jayson C. Cyr	$263,019
Paula C. Maggio	$132,005

Except for the CEO, the compensation committee intends to consider annual Long-Term Incentive grants for executives going forward.

Performance-Based Restricted Stock Units (Performance Shares)

For certain key strategic employees (including the CEO and CFO grants in September 2006 and March 2007, respectively), we determined that Performance Shares should be a key element of the Long-Term Incentive component. Performance Shares are earned based on attainment of specified performance measures, typically measured over a three-year period. Performance Shares ensure a strong link between pay and sustained long-term performance as the executive does not earn any shares if the performance goals are not met, but could earn more shares if performance is above target levels.

With respect to the CEO and CFO, the compensation committee has determined that 40% of the value of their Long-Term Incentives should be in the form of Performance Shares that are earned based on achievement of key strategic company measures. Mr. Geller’s and Mr. Mead's employment agreements provide that 67% of the Performance Shares will be earned with respect to achievement of budgeted FFO per share. The compensation committee believes that long-term FFO per share success will lead to strong stock performance and continued investor confidence, and is a key element in aligning executive pay with value creation for shareholders. The remaining 33% is tied to achievement of Relative Total Shareholder Return, which is based on our performance relative to the equally weighted TSRs of each of the companies included in the Bloomberg Hotel REIT Index. Many of the companies contained in this Index are also included in our 2006 Peer Group (discussed below), but the compensation committee elected to benchmark the TSR measure against a recognized industry Index in an effort to gauge performance with respect to an objective third-party stock Index. Both Mr. Geller and Mr. Mead may be eligible to receive 150% of the number of targeted Performance Shares in the case of extraordinary performance in long-term FFO per share and Relative Total Shareholder Return. In the unique case of both extraordinary performance in long-term FFO per share and a Relative Total Shareholder Return rank of #1 among the Bloomberg Hotel REIT Index companies, both executives may be eligible to receive up to 166.67% of the number of targeted Performance Shares, which the compensation committee believes is an appropriate return for such an accomplishment.

Stock Options

We have not historically issued Stock Options as REITs generally tend to emphasize dividend yield, rather than stock price appreciation. However, the compensation committee believes that including a Stock Option component among the mix in the Long-Term Incentive Plan will improve alignment of executive compensation with the interests of shareholders with respect to stock price appreciation. Our decision to include a price appreciation vehicle, Stock Options, in the pay mix is based on our long-term asset strategy, which emphasizes both dividend yield and value creation. We do not believe, however, that Stock Options should be awarded across the board to all executives, and that they are only an appropriate incentive for those key executives whose decisions and vision will have a lasting and significant impact on stock price appreciation.

In 2006, in connection with the renegotiation of the CEO employment agreement, the compensation committee granted 40% of the value of the CEO’s total Long-Term Incentive in the form of Stock Options with an exercise price equal to the closing price on the date of grant. The CEO’s Stock Options vest in annual 1/3 increments beginning on December 31, 2008 and ending on December 31, 2010.

In 2007, after review of the CFO's performance, the compensation committee granted 40% of the value of the CFO’s total Long-Term Incentive in the form of Stock Options with an exercise price equal to the closing price on the date of grant. Since the compensation committee expects to consider grants for the CFO on an annual basis, the CFO’s Stock Options vest in annual 1/3 increments beginning on December 31, 2007 and ending on December 31, 2009. The compensation committee did not award Stock Options to any other executives for the reasons cited above.

(4) Perquisites and Retirement

Executives (as well as all employees) and directors are entitled to seven complimentary nights per year at any of our properties. This program encourages all of our executives and directors to become more familiar with our properties from the same perspective as other hotel guests. The third-party management companies that operate our hotels may provide discounted or complimentary goods and services to our employees, including executives, at our properties from time to time. Executives are eligible for the standard benefits and programs available to all of our employees.

With the exception of $37,198 primarily consisting of legal services provided to Mr. Geller, and $53,540 primarily consisting of tuition reimbursement provided to Mr. Huber, the aggregate value of all perquisites and other personal benefits provided to each named executive officer in 2006 was less than $10,000.

We do not maintain any defined benefit or supplemental executive retirement programs for executives. As employees, executives are provided with a dollar for dollar 401(k) match of up to 6% of compensation and the eligibility to earn up to an additional 2%, 3% or 4% of compensation based on company performance, subject to an annual maximum for 2006 of $22,000.

C.	Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this portfolio approach, we provide the executive a measure of security in the minimum level of compensation he is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for us and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the annual incentive plan and the Long-Term Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and Long-Term Incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of paying towards the 75th percentile compensation for superior performance.

We believe that Long-Term Incentives, and particularly equity compensation, provides a very important motivational and retentive aspect to the compensation package of our key executive, Mr. Geller. Our compensation mix for this executive provides 57% on an annualized basis of total compensation through equity incentives. Cash compensation, consisting of base salary and annual bonus, make up the remainder of the total compensation provided. In the case of Mr. Geller and Mr. Mead, the long-term component of their compensation consists of 40% stock options, 40% Performance Shares and 20% time-based restricted stock. For other executives, long-term incentives are delivered primarily in the form of RSUs.

D.	Pay Levels and Benchmarking

Pay levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within our organization, the individual’s experience and expertise, the pay levels for peers within the organization, pay levels in the marketplace for similar positions and performance of the individual and the organization as a whole. The compensation committee is responsible for approving pay levels for the executive officers. In determining these pay levels, the compensation committee considers all forms of compensation and benefits, using tools such as wealth creation tally sheets to review the total value delivered through all elements of pay and the potential future value of the compensation committee’s current compensation decisions.

The compensation committee assesses “competitive market” compensation using a number of sources. The primary data source used in setting competitive market levels for the executive officers is the information publicly disclosed by a “2006 Peer Group” of the 12 companies listed below, which will be reviewed annually and may change from year-to-year. These companies, which have been carefully considered by the compensation committee for inclusion in the 2006 Peer Group, include hotels and REITs of similar size and business strategy (i.e., those geared towards high end luxury properties that emphasize superior asset management performance). For positions other than the CEO, the public information for the 2006 Peer Group is supplemented with general industry and REIT survey data that provides position-based compensation levels (Market Survey Data).

In addition, in order to understand pay practices and the mix of incentive vehicles in the market, the compensation committee also requested that Pearl Meyer & Partners analyze a 2006 Secondary Reference Group of six companies in the hotel and real estate industries (listed below) with significantly larger market capitalizations. While these companies were not used to gauge levels of pay, the compensation committee felt it was appropriate to examine the types, design and mix of compensation vehicles used within these organizations for annual and Long-Term Incentive design purposes.

As part of the market benchmarking process, the compensation committee regularly considers our financial and stock performance in comparison with the companies in both the 2006 Peer Group and the 2006 Secondary Reference Group.

2006 Peer Group	2006 Secondary Reference Group
Ashford Hospitality Trust, Inc.	Hilton Hotels Corporation
Choice Hotels International, Inc.	Host Hotels & Resorts, Inc.
Crescent Real Estate Equities Co.	Marriott International, Inc.
Fairmont Hotels & Resorts, Inc.	Simon Property Group, Inc.
FelCor Lodging Trust Inc.	Starwood Hotels & Resorts
Four Seasons Hotels Inc.	Vornado Realty Trust
LaSalle Hotel Properties Inc.
Morgans Hotel Group Co.
Sunstone Hotel Investors, Inc.
Taubman Centers, Inc.
Vail Resorts, Inc.
Ventas, Inc.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the compensation committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the compensation committee generally intends that the base salary and target annual incentive opportunity for each executive will be at median, but that the Long-Term Incentive component will have a target opportunity near the 75th percentile of the 2006 Peer Group and for superior achievement, with upside possibility in excess of the 75th percentile for exceptional performance. On an overall total direct compensation basis, we believe this mix will result in targeting the 75th percentile of the 2006 Peer Group and Market Survey Data, as applicable, which is consistent with our compensation philosophy. We have historically, and continue to, set aggressive performance targets, and the above-median target compensation levels are consistent with this goal-setting process.

As noted above, notwithstanding our overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of shareholder value. In some instances, the amount and structure of compensation results from arm’s-length negotiations with executives, which reflect an increasingly competitive market for quality, proven managerial talent.

E.	Compensation Committee Discretion

The compensation committee retains the discretion to decrease all forms of incentive payouts based on significant individual or company performance shortfalls (except in the case of Mr. Geller’s incentive awards, which must be determined pursuant to his contract at the award levels, including zero award, corresponding to achievement of specific performance goals). Likewise, the compensation committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of beneficial acquisitions, dispositions or capital improvements to existing properties.

F.	Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The compensation committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

IV.	Timing of Equity Grants

Historically, we have not had a practice of granting Stock Options to executive officers or other employees. Grants of other equity-based awards are determined by the compensation committee and have typically been made in January or February of each calendar year following review by the compensation committee of the prior year’s company and individual performance. Grants may also be at other times of the year upon execution of a new employment agreement, or in a new hire or promotion situation.

In conjunction with the execution of the CEO’s new employment agreement, we awarded Mr. Geller Stock Options with a grant date of September 7, 2006. As discussed above, we also awarded Mr. Mead Stock Options with a grant date of March 6, 2007. The grant of such Stock Options was made on the same date as the date of the new agreement, in the case of Mr. Geller, and that the compensation committee approved as the grant date for annual incentive awards for officers of the company, in the case of Mr. Mead. Such Stock Options were granted with an exercise price equal to the closing price of our stock on the date of grant. The CEO and CFO did not play a role in our decision to time the Stock Option grant. Following compensation committee approval of the grants, the VPHC is charged with ongoing administration of the Stock Options.

Starting in 2007, the compensation committee has determined that grants of RSUs or stock options will be made on the same date once a year, currently March 6th, or if that is not a trading date, the grant date will be the following trading date. The number of RSUs will be determined using the closing price on the New York Stock Exchange on the date of grant. The exercise price for stock options will also be the closing price on the New York Stock Exchange on the date of grant. The compensation committee will approve such grants on (or possibly before) the grant date, depending on the meeting schedule.

The compensation committee may also consider and make other Long-Term incentive awards at other compensation committee meeting dates during the year. For example, the compensation committee may consider equity awards in the context of new hires, promotions, retention or recognition of special performance contributions. In all cases, the closing price on the New York Stock Exchange on the date of grant will be referenced.

In setting the grant date, the compensation committee will also avoid approving or making equity awards prior to an expected blackout event (e.g., release of financial earnings).

V.	Adjustment or Recovery of Awards

To the extent that any of our financial results are misstated as a result of Mr. Geller’s willful misconduct or gross negligence and financial results are subsequently restated downward, Mr. Geller’s employment agreement provides for offsets for future amounts due and/or clawbacks against past amounts paid pursuant to the annual and Long-Term Incentive plans.

In addition, under Section 304 of Sarbanes-Oxley, if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse us for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities during those 12 months.

VI.	Consideration of Prior Amounts Realized

In furtherance of our philosophy of rewarding executives for future superior performance, prior stock compensation gains are not considered in setting future compensation levels.

VII.	Employment Agreements and Post-Termination Payments

We maintain employment agreements with only two of our executive officers, Mr. Geller and Mr. Mead.

Laurence S. Geller Employment Agreement

A.	General

In September 2006, we entered into an amended and restated employment agreement with Mr. Geller to serve as our President and Chief Executive Officer. The goals of the new provisions of this agreement were to ensure retention of Mr. Geller’s services for at least three more years, as well as to motivate Mr. Geller to achieve superior long-term results on behalf of the company. The compensation committee worked in conjunction with Pearl Meyer & Partners to establish a package that is aligned with our compensation philosophy, reflective of market practice and represents a reasonable level of compensation for Mr. Geller given his experience, expertise and prominence within the industry. This agreement has an initial contract term through December 31, 2009, renewing annually thereafter on January 1st unless either party gives notice of non-renewal by October 1, with automatic renewal for a two-year term upon a change-in-control, as defined in the agreement. The compensation components of the agreement generally provide for:

•	a base salary of at least $750,000, subject to annual review by the compensation committee;

•

eligibility for an annual cash performance-based bonus with a target bonus opportunity of $750,000, and a maximum bonus opportunity of $1,500,000, achievement of which is determined by the compensation committee with reference to certain pre-established levels of budgeted FFO per share, as well eligibility for discretionary incentive awards from time to time, to the extent deemed appropriate by the compensation committee;

•

a Long-Term Incentive award with a target value of $6,000,000 (with 40% payable in the form of Stock Options, 40% payable in the form of Performance Shares, and 20% payable in the form of time-based RSUs). The Stock Options and the time-based RSUs vest in 1/3 increments beginning on December 31, 2008 and the Performance Shares are earned based on achievement of budgeted FFO per share and Relative Total Shareholder Return; and

•	participation in benefit plans generally made available to other employees.

B.	Post-Termination and Change-in-Control Payments

In the event of our termination of Mr. Geller without “cause” (as defined below) or “Constructive Termination” (as defined below) of Mr. Geller prior to a change-in-control, or more than 24 months following a change-in-control, Mr. Geller will receive all of the following amounts:

•	base salary and accrued vacation through the date of termination;

•	any other payments to be provided under any employee benefit plans or arrangements;

•

monthly payments in the amount of 1/12 of the sum of (a) Mr. Geller’s then current base salary, and (b) the higher of the then current target bonus or the average of the past three annual bonuses, which amounts are payable for the longer of one year or the duration of the contract term, which we refer to as the Severance Period;

•	a pro-rata target bonus for the year of termination;

•	continued health and medical benefits for the Severance Period;

•	immediate vesting of unvested RSUs and Stock Options (with Stock Option exercisability extended through the Severance Period); and

•	immediate vesting of earned but unvested Performance Shares, generally assuming that all Performance Shares for the remainder of the performance period had been earned at target levels.

In the event of a change-in-control (as defined below), our termination of Mr. Geller without “cause”, or “Constructive Termination” of Mr. Geller within 24 months thereafter, and in lieu of the amounts specified above, Mr. Geller will receive all of the following amounts:

•	base salary and accrued vacation through the date of termination;

•	any other payments to be provided under any employee benefit plans or arrangements;

•	a lump sum payment equal to three times the sum of (a) Mr. Geller’s then current base salary, and (b) the higher of the then current target bonus or the average of the past three annual bonuses;

•	a pro-rata target bonus for the year of termination;

•	continued health and medical benefits for thirty-six months;

•	immediate vesting of unvested RSUs and Stock Options (with Stock Option exercisability extended for thirty-six months following termination);

•	immediate vesting of earned but unvested Performance Shares, generally assuming that all Performance Shares for the remainder of the performance period had been earned at target levels; and

•	tax gross-ups on any parachute payments imposed by reason of Section 280G of the Internal Revenue Code.

In the event of a change-in-control absent a termination, Mr. Geller will not be entitled to severance payments, but his unvested RSUs, Stock Options and earned Performance Shares will become vested, generally assuming that all Performance Shares had been earned at target levels. We believe that such “single trigger”

vesting of equity awards is market practice for companies seeking to attract and retain top performing executives, provides a reasonable measure of security to Mr. Geller that the long-term component of his compensation is not put at risk should we undergo such a transaction and helps ensure that Mr. Geller would not have objections to a transaction favorable for shareholders based on loss or impairment of his equity compensation value.

For purposes of this agreement, a “change-in-control” means the happening of any of the following:

•

Any person or entity, including a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, has or acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 30% or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors (not including voting securities held by us or companies related to us or any employee benefit plan of ours or our related companies).

•

The individuals who, as of the beginning of the period commencing two years prior to the date on which the occurrence of a change-in-control is to be determined (or who have been approved by a vote of at least two-thirds of the members of the board of directors), constitute our board of directors, cease for any reason to constitute more than 50% of the board of directors.

•	A consummation of a merger, consolidation or reorganization or similar event involving us, whether in a single transaction or in a series of transactions, unless, following such transaction:

•

the persons or entities with beneficial ownership, immediately before such transaction, have beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving entity in such transaction in substantially the same proportions as their beneficial ownership of the voting securities immediately before such transaction;

•

the individuals who were members of the incumbent board immediately prior to the execution of the initial agreement providing for such transaction constitute more than 50% of the members of the board of the surviving entity in such transaction; and

•

no person or entity (other than us or a related company or any person who immediately prior to such transaction had beneficial ownership of 30% or more of the then voting securities) has beneficial ownership of 30% or more of the then combined voting power of the surviving entity’s then outstanding voting securities.

•

The assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets to any person or entity (other than us or any related company) unless, immediately following such disposition, the conditions described in the preceding three bullet points will be satisfied with respect to the entity which acquires such shares.

•	Our liquidation or dissolution.

Notwithstanding the above, a change-in-control shall not be considered to have occurred for purposes of this agreement where there is a management led buyout in which Mr. Geller participates or with which Mr. Geller is associated and Mr. Geller’s duties and responsibilities do not change in a material fashion following such event.

Mr. Geller’s employment agreement also contains non-compete, non-solicitation and confidentiality provisions. The non-compete provision applies during the term of the employment agreement and for a period of 12 months thereafter (unless Mr. Geller is terminated without “cause” or due to “Constructive Termination”). The non-solicitation of employees provision applies during the term of the employment agreement and for a period of 12 months thereafter.

For the purposes of Mr. Geller’s employment agreement, “cause” means (i) the willful and continued failure by Mr. Geller to substantially perform his duties with us; (ii) willful gross misconduct involving serious moral turpitude, or breach of his duty of loyalty to us; (iii) conviction of (or plea of no contest to) a felony or a crime involving fraud or other illegal conduct which is demonstrably injurious to our financial position or reputation;

(iv) a material breach of any of our material written policies; (v) willful dishonesty in connection with our business; (vi) willfully impeding or attempting to influence, impede or obstruct, or failing to materially cooperate with an investigation authorized by our board of directors; or (vii) willfully withholding, removing, concealing, destroying, altering or by other means falsifying (directly or indirectly) any material which is requested in connection with an investigation authorized by us.

For purposes of Mr. Geller’s employment agreement, “Constructive Termination” means (i) we reduce Mr. Geller’s base salary or bonus opportunity or materially breach the agreement; (ii) we materially reduce Mr. Geller’s duties or authority, fail to nominate Mr. Geller to the board of directors, or require him to report other than to the board or a committee of the board; (iii) we relocate our principal offices, or Mr. Geller’s principal place of employment, outside the Chicago metropolitan area; or (iv) any successor to our company, or our company itself following a change-in-control, fails to assume the employment agreement or affirm its obligations hereunder in any material respect.

The following table quantifies the amounts that we would owe Mr. Geller upon each of the termination or change in control triggers discussed above:

Laurence S. Geller
Executive Benefits and Payments Upon Termination (a) (b) (c)	Voluntary Termination	For Cause Termination	Death or Disability	CIC Without Termination	Termination without Cause or with Good Reason Prior to CIC or more than 24 months after CIC	Involuntary or Good Reason Termination upon or within 24 months after CIC
Severance Payments (d)
Base Salary	N/A	N/A	$2,250,000	N/A	$2,250,000	$2,250,000
Short-Term Incentive	N/A	N/A	3,250,000	N/A	3,250,000	3,250,000

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	931,018	931,018	931,018	931,018
Restricted Stock Units	N/A	N/A	5,883,169	5,883,169	5,883,169	5,883,169
Performance Shares	N/A	N/A	2,620,552	2,620,552	2,620,552	2,620,552

Value of Perquisites and Benefits
Accrued Vacation	$86,539	$86,539	86,539	N/A	86,539	86,539
Disability Benefits	N/A	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	47,530	N/A	47,530	47,530
280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	3,777,541

Total	$86,539	$86,539	$15,068,808	$9,434,739	$15,068,808	$18,861,325

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made over future years.
(b)	All values assume termination on 12/31/06, and are based on our closing stock price as of 12/29/06.
(c)	As an employee, Mr. Geller participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	Mr. Geller is entitled to a prorated bonus, which is not reflected as the calculation assumes a termination at year-end.

James E. Mead Employment Agreement

A.	General

In 2007, we entered into an amended and restated employment agreement with Mr. Mead to continue to serve as our Chief Financial Officer and Executive Vice President. Mr. Mead’s employment agreement provides for a base salary of at least $400,000 per year and a discretionary performance bonus targeted at 75% of his annual base salary. The agreement provides for annual long-term incentive awards in 2007, 2008 and 2009 having a grant-date fair value equal to 140% of Mr. Mead’s base salary, each of which vests in three equal installments and to the extent certain performance conditions are satisfied. In 2007, the long-term target award was $560,000. The agreement provides that such awards are to be allocated among Performance Shares (40% of total value), Stock Options (40% of total value) and RSUs (20% of total value).

B.	Post-Termination and Change-in-Control Payments

Mr. Mead’s employment agreement provides that if Mr. Mead is terminated without “cause” (defined similarly to the definition in Mr. Geller’s agreement as described above) or due to “constructive termination” (as defined below), he will be entitled to (i) severance pay equal to one times (two times if the termination is by reason of a change-in-control (as defined in our 2004 Incentive Plan)) his base salary plus his target bonus of 75% of base salary for such year and (ii) continuation of medical coverage for 12 months (18 months if the termination is by reason of a change in control). In addition, such termination will cause his RSUs granted in 2005 (and all RSUs if the termination is by reason of a change-in-control) to immediately and fully vest.

The employment agreement contains non-compete, confidentiality, non-disparagement and non-solicitation covenants from Mr. Mead. The non-compete covenant applies during the term of the employment agreement and for a period of 12 months after the termination of the agreement for any reason prior to a change-in-control. The non-solicitation of employees covenant applies during the two-year period after the termination of Mr. Mead’s employment with us.

For purposes of Mr. Mead’s employment agreement, “Constructive Termination” means (i) we reduce Mr. Mead’s base salary or bonus opportunity or materially breach the agreement; (ii) we materially reduce Mr. Mead’s duties or authority, or materially restrict his ability to communicate with our chief executive officer or the board or a committee of the board; (iii) we relocate our principal offices, or Mr. Mead’s principal place of employment, outside the Chicago metropolitan area; or (iv) any successor to our company, or our company itself following a change-in-control, fails to assume the employment agreement or affirm its obligations hereunder in any material respect. Mr. Mead’s employment agreement does not contain a Section 280G tax gross-up provision.

The following table quantifies the amounts that we would owe Mr. Mead upon each of the termination or change in control triggers discussed above:

James E. Mead
Executive Benefits and Payments Upon Termination (a) (b) (c)	Voluntary Termination	For Cause Termination	Death or Disability	CIC Without Termination	Termination without Cause or with Good Reason Prior to CIC or more than 12 months after CIC	Involuntary or Good Reason Termination upon or within 12 months after CIC
Severance Payments
Base Salary	N/A	N/A	N/A	N/A	$ 368,000	$ 552,000
Short-Term Incentive	N/A	N/A	N/A	N/A	276,000	414,000

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	N/A	N/A	N/A	N/A
Restricted Stock Units	N/A	N/A	$1,421,340	$ 1,421,340	677,260	1,421,340
Performance Shares	N/A	N/A	N/A	N/A	N/A	N/A

Value of Perquisites and Benefits
Accrued Vacation	$33,969	$33,969	33,969	N/A	33,969	33,969
Disability Benefits	N/A	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	N/A	23,809	35,714

280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A

Total	$33,969	$33,969	$1,455,309	$1,421,340	$1,379,038	$2,457,023

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made over future years.

(b)	All values assume termination on 12/31/06, and are based on our closing stock price as of 12/29/06.
(c)	As an employee, Mr. Mead participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.

Severance Program

While executive officers other than Mr. Geller and Mr. Mead are not parties to an employment agreement, they may be covered by our severance program. On December 1, 2004, the board of directors approved a severance program applicable to our employees. Under the severance program, in the event the employment of any full-time employee is terminated by us for any reason, other than good cause based on the employee’s performance, we will pay the employee a specified amount of base salary, bonus and payment in lieu of medical insurance based on such employee’s position with us. Generally, officers with the title of vice president and more senior officers would be entitled to receive 12-months’ pay, director-level employees would be entitled to receive 6 months’ pay and manager-level and support-level employees would be entitled to receive 3 months’ pay. To the extent an employee has a written agreement with us relating to severance, such employee will be entitled to the greater of the severance provided under the severance program or the severance provided under such employee’s written agreement. The following tables quantify amounts to which our other three named executive officers would be entitled if they had been terminated at the end of 2006:

Richard Moreau
Executive Benefits and Payments Upon Termination (a) (b) (c)	Voluntary Termination	For Cause Termination	Death or Disability	CIC without termination	Termination other than good cause before or after CIC
Severance Payments
Base Salary	N/A	N/A	N/A	N/A	$250,000
Short-Term Incentive	N/A	N/A	N/A	N/A	187,500

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	N/A	N/A	N/A
Restricted Stock Units (d)	N/A	N/A	N/A	N/A	N/A
Performance Shares	N/A	N/A	N/A	N/A	N/A

Value of Perquisites and Benefits
Accrued Vacation	$23,076	$23,076	$23,076	N/A	23,076
Disability Benefits	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	N/A	16,443

280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A

Total	$23,076	$23,076	$23,076	$0	$477,019

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made over future years.
(b)	All values assume termination on 12/31/06, and are based on our closing stock price as of 12/29/06.
(c)	As an employee, Mr. Moreau participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	Because Mr. Moreau has reached the age of 60, his previously granted RSUs would be 100% vested if he were to retire (whether voluntarily or involuntarily) and as a consequence are not included as accelerated for purposes of this table.

2007 Proxy Disclosure Table—Termination Events Jayson Cyr
Executive Benefits and Payments Upon Termination (a) (b) (c)	Voluntary Termination	For Cause Termination	Death or Disability	CIC without termination	Termination for other than good cause prior to CIC	Termination for other than good cause following CIC

Severance Payments
Base Salary	N/A	N/A	N/A	N/A	$210,000	$210,000
Short-Term Incentive	N/A	N/A	N/A	N/A	126,000	126,000

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	N/A	N/A	N/A	N/A
Restricted Stock Units	N/A	N/A	$223,217	$223,217	N/A	223,217
Performance Shares	N/A	N/A	N/A	N/A	N/A	N/A

Value of Perquisites and Benefits
Accrued Vacation	$13,981	$13,981	13,981	N/A	13,981	13,981
Disability Benefits	N/A	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	N/A	16,443	16,443

280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A

Total	$13,981	$13,981	$237,198	$223,217	$366,424	$589,641

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made over future years.
(b)	All values assume termination on 12/31/06, and are based on our closing stock price as of 12/29/06.
(c)	As an employee, Mr. Cyr participates in our life and disability insurance programs and such broad-based benefits are not included in this table.

Paula Maggio
Executive Benefits and Payments Upon Termination (a) (b) (c)	Voluntary Termination	For Cause Termination	Death or Disability	CIC without termination	Termination for other than good cause prior to CIC	Termination for other than good cause following CIC
Severance Payments
Base Salary	N/A	N/A	N/A	N/A	$200,000	$200,000
Short-Term Incentive	N/A	N/A	N/A	N/A	80,000	80,000

Value of Unvested Equity Awards and Accelerated
Options	N/A	N/A	N/A	N/A	N/A	N/A
Restricted Stock Units	N/A	N/A	$279,413	$279,413	N/A	279,413
Performance Shares	N/A	N/A	N/A	N/A	N/A	N/A

Value of Perquisites and Benefits
Accrued Vacation	$8,638	$8,638	8,638	N/A	8,638	8,638
Disability Benefits	N/A	N/A	N/A	N/A	N/A	N/A
Health Care	N/A	N/A	N/A	N/A	23,809	23,809

Scaleback to Safe Harbor	N/A	N/A	N/A	N/A	N/A	N/A

280G Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A

Total	$8,638	$8,638	$288,051	$279,413	$312,447	$591,860

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made over future years.
(b)	All values assume termination on 12/31/06, and are based on our closing stock price as of 12/29/06.
(c)	As an employee, Ms. Maggio participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.

Monte J. Huber Termination

In connection with the resignation of Monte J. Huber as vice president and controller, we entered into a letter agreement (the “Separation Agreement”) dated June 9, 2006 with Mr. Huber pursuant to which Mr. Huber remained an employee through July 7, 2006 (the “Transition Period”) to assist us with the transition of his duties and responsibilities. Pursuant to the Separation Agreement, Mr. Huber will be available to provide consulting services for a period of one year thereafter (the “Consulting Period”) and he has released us from claims against us. We have agreed to provide Mr. Huber with:

•	(i) payments equal to one year's base salary ($183,000) payable on a bi-weekly schedule over the course of the Consulting Period,

•	(ii) medical coverage for a period up to twelve months commencing on August 1, 2006,

•	(iii) education reimbursement during the Consulting Period,

•	(iv) outplacement services (collectively, the “Consideration”); and

•	(v) payments for consulting services in excess of five hours per month.

The values of Mr. Huber’s termination payments, including a severance payment of $183,000, tuition reimbursement of $45,040 (which was partially paid during Mr. Huber’s employment with the company pursuant to company policy), outplacement of $7,500 and $99,000 for consulting services are reflected in column (i) of the Summary Compensation Table.

VIII.	Stock Ownership Guidelines and Hedging Policies

We have adopted stock ownership guidelines that are intended to require executive officers to own stock, or RSUs, in the company equal to at least one to five times each officer’s base salary, depending on their position. Management annually reviews and reports to the compensation committee with respect to appropriate levels of stock ownership guidelines as they apply to each executive officer.

The required levels of share ownership for each of our named executive officers are as follows:

CEO 5 times base salary

EVP, SVP 3 times base salary

VP 1 times base salary

Executives are required to reach these levels within five years of the later of commencement of employment or promotion to such executive level.

We also maintain a policy that prohibits executives from holding company securities in a margin account or pledging company securities as collateral for a loan. An exception exists is if the executive requests prior approval from the company to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without resort to the pledged securities. None of the executives have ever pledged shares in this manner.

IX.	Impact of Tax and Accounting

As a general matter, the compensation committee always takes into the account the various tax and accounting implications of compensation vehicles employed by the company.

When determining amounts of Long-Term Incentive grants to executives and employees, the compensation committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123 (revised 2004), grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for us. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units (our predominant instruments for executives other than the CEO and), the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The compensation committee also carefully considers the impact of using market conditions (i.e., share price or TSR) as a performance metric under the Long-Term Incentive Plan, mindful of the fact that if the condition is not achieved, the accounting charge would not be reversible.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation, among other things. It is the compensation committee’s policy to maximize the effectiveness of our executive compensation plans in this regard.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the year indicated the annual compensation of our chief executive officer, our chief financial officer and our other “named executive officers”, as such term is defined in Item 402(a) of Regulation S-K.

	(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
	Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $(2)		Option Awards $(3)	Non-equity Incentive Plan Compen- sation $	Change in pension value and NQ DC Earnings $	All Other Compen- sation(5) $	Total $
1.	Laurence S. Geller President and Chief Executive Officer	2006	$574,039	—	$1,331,160		$207,777	$1,050,000	—	$57,440	$3,220,416
2.	James E. Mead Executive Vice President, Chief Financial Officer	2006	$365,923	—	$385,728		—	$261,000	—	$23,979	$1,036,630
3.	Richard J. Moreau Executive Vice President—Asset Management	2006	$250,000	—	$709,032	(4)	—	$177,000	—	$20,497	$1,156,529
4.	Jayson C. Cyr Senior Vice President and Controller	2006	$210,000	—	$52,577		—	$121,000	—	$19,549	$403,126
5.	Monte J. Huber Vice President, Controller(1)	2006	$109,883	—	—		—	—	—	$347,021	$456,904
6.	Paula C. Maggio Vice President, Secretary and General Counsel	2006	$198,558	—	$64,307		—	$86,000	—	$18,786	$367,651

(1)	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of the Performance Shares and RSUs granted in 2006 as well as prior fiscal years, in accordance with FAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 11 in our financial statements included in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executive officers in 2006 and prior fiscal years, in accordance with FAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, please refer to note 11 in our financial statements included in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(4)	Because Mr. Moreau has reached the age of 60, his previously granted RSUs would be 100% vested if he were to retire (either voluntarily or involuntarily).
(5)	See the All Other Compensation Table below for additional information:

	Geller		Mead	Moreau	Cyr	Huber		Maggio
401(k) Match	$17,600		$17,600	$17,600	$17,600	$11,393		$17,600
Consulting Services	—		—	—	—	99,000		—
LTD and AD&D Insurance Premiums	2,642		1,996	2,897	1,949	88		1,186
Perquisites(a)	37,198	(b)	—	—	—	53,540	(c)	—
Relocation Expense	—		4,383	—	—	—		—
Severance	—		—	—	—	183,000		—
Total	$57,440		$23,979	$20,497	$19,549	$347,021		$18,786

(a)	Amounts reflect the aggregate incremental cost to the company. In general, the methodology applied to value perquisites is the actual cost to the company for providing the benefit to the executive.
(b)	The perquisites and the aggregate incremental costs are as follows: Legal services ($23,310); dining, complimentary rooms and other hotel services when on personal travel at hotels owned by us ($7,318); physician or medical ($2,670) and commuting and parking ($3,900).
(c)	The perquisites and the aggregate incremental costs are as follows: Tuition ($45,040); Outplacement services in connection with Mr. Huber’s severance ($7,500); and legal services ($1,000).

2006 Grants of Plan-Based Awards

		Estimated future payouts under Non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: number of shares of stock or units (#)(3)		All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)(5)	Grant Date fair value of stock and option awards ($/Sh)(6)
Laurence S. Geller	2/6/2006	—	—	—	—	—	—	68,293		—	—	$1,400,007
President and Chief Executive Officer	9/7/2006	$500,000	$750,000	$1,500,000	58,824	117,647	196,079	58,824	(4)	669,797	$20.40	$6,557,533
James E. Mead Executive Vice President, Chief Financial Officer	2/6/2006	$138,000	$276,000	—(7)	—	—	—	34,147		—	—	$700,014
Richard J. Moreau Executive Vice President—Asset Management	2/6/2006	$93,750	$187,500	$281,250	—	—	—	26,830		—	—	$550,015
Jayson C. Cyr Senior Vice President and Controller	2/6/2006	$63,000	$126,000	$189,000	—	—	—	10,244		—	—	$210,002
Monte J. Huber Vice President, Controller(8)	2/6/2006	—	—	—	—	—	—	3,348		—	—	$68,634
Paula C. Maggio Vice President, Secretary and General Counsel	2/6/2006	$40,000	$80,000	$120,000	—	—	—	4,879		—	—	$100,020

(1)	These columns show the potential value of the payout for each named executive if the threshold, target or maximum goals are satisfied for all performance measures as of December 31, 2006. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the CD&A. Mr. Huber’s awards were forfeited upon termination of employment.
(2)	These columns represent the potential number of Performance Shares that may be granted to Mr. Geller under the 2004 Incentive Plan, pursuant to his amended and restated employment agreement. The business measurements and performance goals for determining the grant are described in the CD&A.
(3)	All February 6, 2006 grants are time vested with a 4-year linear vesting period.
(4)	These RSUs were granted to Mr. Geller upon his entering into the amended and restated employment agreement with us on September 7, 2006.
(5)	This column shows the exercise price for the stock options granted, which was the closing price of our common stock on September 7, 2006, the date of grant.
(6)	This column shows the full grant date fair value of the Performance Shares, RSUs and stock options in accordance with FAS 123(R) granted to the named executive officers in 2006. Generally, the full grant date fair value is the amount the company would expense in its financial statements over the vesting period of the award. As Mr. Moreau is eligible for retirement, the fair value of his awards were fully expensed in 2006. For RSUs, the fair value is calculated by using the closing price of our common stock on the grant date of $20.50 for February 6, 2006 (and $20.40 for the September 7, 2006 grant to Mr. Geller). The fair value shown for option awards is accounted for in accordance with FAS 123(R) using a binomial method. For additional information on the valuation assumptions please refer to note 11 in our financial statements included in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.
(7)	There is no maximum specified in Mr. Mead’s employment agreement.
(8)	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.

Employment and Severance Agreements

Laurence S. Geller Employment Agreement

On September 7, 2006, which we refer to as the Effective Date, we entered into an amended and restated employment agreement, which we refer to as the Geller Agreement, with our president and chief executive officer, Laurence S. Geller, pursuant to which Mr. Geller will serve as our president and chief executive officer through December 31, 2009, which we refer to as the Agreement Term, subject to earlier termination under certain circumstances as described below. The Geller Agreement also obligates us to nominate Mr. Geller for election to our board of directors during the Agreement Term.

Under the Geller Agreement, Mr. Geller will receive a base salary at an annual rate of $750,000, which may be increased from time to time, subject to annual review by the compensation committee of our board of directors, which we refer to as the Committee. For fiscal year 2006 and each subsequent fiscal year, Mr. Geller will be eligible to receive an annual cash performance-based bonus between $500,000 and $1,500,000 based on the achievement of specified levels of budgeted funds from operations, or FFO, per share. The Committee may in its discretion award additional incentive compensation during the Agreement Term.

Pursuant to the Geller Agreement, Mr. Geller was granted, as of the Effective Date and pursuant to our 2004 Incentive Plan, which we refer to as the 2004 Incentive Plan, a long-term incentive award with a target grant date value as of the Effective Date of $6,000,000, which we refer to as the Geller Award. The Geller Award was comprised of three components as follows: (i) 40% of the grant date value ($2,400,000) (based on a binomial option valuation) was granted in the form of stock options to purchase 669,797 shares of common stock at a $20.40 per share exercise price, which we refer to as the Geller Options, (ii) 40% of the grant date value ($2,400,000) was granted in the form of performance-based restricted share units providing a right to earn 117,647 shares of common stock, which we refer to as the Geller Target Shares at target performance, which we refer to as the Geller Performance Shares and (iii) 20% of the grant date value ($1,200,000) was granted in the form of time-based restricted share units providing a right to obtain 58,824 shares of common stock, which we refer to as the Geller RSUs. The components of the Geller Award will be earned and vested, unless otherwise accelerated, only to the extent of the achievement of certain performance and/or service goals as follows. The Geller Options will vest in three equal annual installments beginning on December 31, 2008, subject to acceleration upon certain events, and once vested, will remain exercisable for up to ten years after the Effective Date subject to earlier termination upon certain events and other terms of the Geller Agreement. A number of Geller Performance Shares ranging from 50% to 150% of 67% of the Geller Target Shares multiplied by one-third may be earned in each of three successive annual installments beginning on December 31, 2007 based on the achievement of specified levels of budgeted FFO per share and a number of Geller Performance Shares ranging from 50% to 200% of 33% of the Geller Target Shares multiplied by one-third may be earned in three successive annual installments beginning on December 31, 2007 based on the achievement of specified relative total shareholder return performance measured against the Bloomberg Hotel REIT Index, and in each case, to the extent earned will vest one year after they are earned, each subject to acceleration upon certain events and other terms of the Geller Agreement. The Geller RSUs will vest in three equal annual installments beginning on December 31, 2008, subject to acceleration upon certain events and other terms of the Geller Agreement. Each Geller RSU, Geller Performance Share and any stock-based awards granted to Mr. Geller prior to the Effective Date will accrue dividend equivalents until the delivery date. The Geller Award is also subject to the terms and conditions of the 2004 Incentive Plan.

The Agreement Term will automatically be extended for 12-month periods, unless we or Mr. Geller give the other party notice to the contrary by October 1, 2009 or by October 1 of any succeeding year, except that upon a change in control (as defined in the Geller Agreement) Mr. Geller will serve for 24 months from the date of the change in control.

We may terminate Mr. Geller’s employment upon his death, upon a disability as defined in the Geller Agreement or for conduct defined as “cause” in the Geller Agreement. Mr. Geller’s termination of employment will be considered a constructive termination if, without his written consent, we, among other things, reduce his salary or bonus opportunity, materially reduce his duties or authority or relocate our principal offices outside the

Chicago metropolitan area. We may also terminate Mr. Geller’s employment without cause at any time by written notice to Mr. Geller. Mr. Geller may terminate his employment at any time by voluntary resignation by written notice to us. In the event we terminate Mr. Geller’s employment for cause, Mr. Geller voluntarily resigns, the parties agree to mutually terminate Mr. Geller’s employment or a non-renewal of the Agreement Term by either party, Mr. Geller is entitled to the following post termination benefits: (A) his salary for the period ending on the date of termination and any unpaid bonus for the fiscal year ending on or before the date of determination, (B) payments for unused vacation and (C) other payments or benefits provided by any employee benefits plans or arrangements, which we refer to as the Accrued Benefits. In the event of Mr. Geller’s death or disability anytime during the Agreement Term and our termination of Mr. Geller other than for cause or Mr. Geller’s constructive termination prior to or more than 24 months after a Change in Control, Mr. Geller is entitled to the following post termination benefits: (i) Accrued Benefits, (ii) an amount equal to one-twelfth of the sum of his salary then in effect plus the higher of his target bonus ($750,000) or the average of the three most recent annual bonuses earned, which sum is multiplied by the greater of 12 or the number of full and partial months remaining on the then Agreement Term, which we refer to as the Severance Term, with such amount payable in equal installments over such period, (iii) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in 12 monthly installments, (iv) continued medical coverage during the Severance Term and (v) Geller RSUs become immediately payable and all restrictions on any restricted stock and other share-based awards lapse, the Geller Options immediately vest and remain exercisable for the Severance Term and the Geller Performance Shares and related dividend equivalent RSUs become immediately earned in a number equal to at least 100% of the Geller Target Shares at each earning date, as adjusted to account for the shares earned in excess of 100% for any earning date that has already occurred and become immediately vested. In the event of Mr. Geller’s constructive termination or termination by us without cause on or within 24 months following a Change in Control, Mr. Geller is entitled to the following post termination benefits: (a) the Accrued Benefits, (b) a lump-sum amount equal to three times the sum of his salary then in effect plus the higher of $750,000 or the average of the three most recent annual bonuses, (c) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in lump sum, (d) continued medical coverage for 36 months following the date of termination, (e) Geller RSUs become immediately payable and all restrictions on any restricted stock and other share-based awards lapse, the Geller Options immediately vest and remain exercisable for 36 months following the date of termination, and the Geller Performance Shares and related dividend equivalent RSUs become immediately earned in a number equal to at least 100% of the Geller Target Shares at each earning date, as adjusted to account for the shares earned in excess of 100% for any earning date that has already occurred and become immediately vested. If we do not extend the Agreement Term to December 31, 2010 and a termination due to death, disability, constructive termination or termination without cause occurs after the Agreement Term, Geller Options, Geller RSUs and earned Geller Performance Shares become immediately vested.

The Geller Agreement provides for specified additional gross up payments to hold Mr. Geller harmless for excise taxes and taxes on the additional payments triggered under Section 4999 of the Internal Revenue Code.

The Geller Agreement also contains non-compete, non-solicitation and confidentiality provisions. The non-compete provision applies during the term of employment and for a period of 12 months thereafter unless Mr. Geller is terminated by us without cause or has a constructive termination. The non-solicitation of employees provision applies during the term of employment and for a period of 12 months thereafter.

James E. Mead Employment Agreement

In 2004, we entered into an employment agreement with Mr. Mead that provides for him to serve as our Chief Financial Officer and an Executive Vice President. Mr. Mead’s employment agreement provides for a base salary of at least $350,000 per year and a discretionary performance bonus targeted at 75% of his annual base salary. For the 2005 calendar year, Mr. Mead was to receive a guaranteed minimum bonus of $175,000 provided he was employed by us on December 31, 2005. Mr. Mead also participates in our stock incentive plan as follows: (i) in 2005, he received restricted stock units with a value of $650,000 which are subject to vesting over four years, except for 13,775 RSUs granted on September 22, 2005 which cliff vest on January 1, 2009; and (ii) in

2006 and thereafter, Mr. Mead will be eligible for an annual restricted stock unit award with a value at grant equal to 100% of his base salary, subject to performance criteria and a four year vesting schedule. Mr. Mead was entitled to relocation expenses and tax gross-ups for the reimbursement of such expenses to the extent taxable and participates in employee benefit plans available to our senior executives.

Mr. Mead’s employment agreement provided that if Mr. Mead is terminated without “cause” (defined similarly to the definition in the Geller Agreement as described above) or due to “constructive termination” (as defined below), he will be entitled to (i) severance pay equal to one times (one and one-half times if the termination is by reason of a change of control (as defined in our 2004 Incentive Plan)) his base salary plus his target bonus of 75% of base salary for such year and (ii) continuation of medical coverage for such severance period. In addition, such termination will cause his restricted stock units granted in 2005 (and all restricted stock units if the termination is by reason of a change of control) to immediately and fully vest.

The employment agreement contains non-compete, confidentiality, non-disparagement and non-solicitation covenants from Mr. Mead. The non-compete covenant applies during the term of the employment agreement and for a period of 12 months after the termination of the agreement for any reason prior to a change of control. The non-solicitation of employees covenant applies during the two-year period after the termination of Mr. Mead’s employment with us.

For purposes of Mr. Mead’s employment agreement, “Constructive Termination” means (i) we reduce Mr. Mead’s salary or bonus opportunity or materially breach the agreement; (ii) we materially reduce Mr. Mead’s duties or authority, or materially restrict his ability to communicate with our chief executive officer or our board of directors or a committee of our board of directors; (iii) we relocate our principal offices, or Mr. Mead’s principal place of employment, outside the Chicago metropolitan area; or (iv) any successor to our company, or our company itself following a change in control, fails to assume the employment agreement or affirm its obligations hereunder in any material respect.

On February 6, 2006, our compensation committee increased Mr. Mead’s annual salary to $368,000, effective as of such date.

On February 13, 2007, we entered into an amendment to Mr. Mead’s employment agreement. Pursuant to the amendment, Mr. Mead will receive a base salary at an annual rate of at least $400,000, which may be increased from time to time as determined by our board of directors. Once increased, Mr. Mead’s base salary cannot be decreased.

Pursuant to the amendment, Mr. Mead is eligible for annual long-term incentive awards in 2007, 2008 and 2009 having a grant date value equal to 140% of his base salary, which we refer to as the Mead Target Awards. The Mead Target Awards vest in three equal annual installments and are subject to such other terms as our board of directors deems appropriate. In 2007, pursuant to the 2004 Incentive Plan, Mr. Mead received a Mead Target Award with a grant date value equal to $560,000, which we refer to as the Mead 2007 Award. The Mead 2007 Award was comprised of three components as follows: (i) 40% of the grant date value ($224,000) (based on a binomial option valuation as of the grant date) was granted in the form of stock options to purchase 66,424 shares of common stock, which we refer to as the Mead 2007 Options, (ii) 40% of the grant date value ($224,000) was granted in the form of performance-based restricted stock units, which we refer to as the Mead 2007 Performance Shares providing a right to earn 11,068 shares of common stock, which we refer to as the Mead 2007 Target Shares and (iii) 20% of the grant date value ($112,000) was granted in the form of time-based stock units providing a right to obtain 5,534 shares of common stock, which we refer to as the Mead 2007 Stock Units. The number of shares comprising the Mead 2007 Award, as well as the exercise price and number of shares underlying the Mead 2007 Options, were determined based on the closing price per share of our common stock as of March 6, 2007.

The components of the Mead 2007 Award will be earned and vested, unless otherwise accelerated pursuant to the amendment and Mr. Mead’s employment agreement, only to the extent of the achievement of certain performance and/or service goals as follows. The Mead 2007 Options will vest in three equal annual installments beginning on December 31, 2007 and, once vested, will remain exercisable for up to ten years after the grant date subject to earlier termination upon certain events and other terms of the amendment and Mr. Mead’s employment agreement. No Mead 2007 Performance Shares will be earned unless threshold performance is achieved and, once achieved, a number of Mead 2007 Performance Shares ranging from 50% to 150% of 67% of the Mead 2007 Target Shares may be earned on December 31, 2007 based on the achievement of specified levels of budgeted funds from operations, or FFO, per share and a number of Mead 2007 Performance Shares ranging from 50% to 200% of 33% of the Mead 2007 Target Shares may be earned on December 31, 2007 based on the achievement of specified relative total shareholder return performance measured against the Bloomberg Hotel REIT Index, and in each case, to the extent earned will vest, based on continued employment by us, in three equal annual installments beginning on December 31, 2007, each subject to acceleration upon certain events and other terms of the amendment and Mr. Mead’s employment agreement. The Mead 2007 Stock Units will vest in three equal annual installments beginning on December 31, 2007, subject to acceleration upon certain events and other terms of the amendment and Mr. Mead’s employment agreement. In the event of a change in control (as defined in the Mr. Mead’s employment agreement), to the extent that any portion of the Mead 2007 Award is unvested, such portion (and related dividend equivalent stock units, if any) will immediately vest, and the performance shares (and related dividend equivalent restricted stock units, if any) will be earned upon the change of control such that the sum of the performance shares earned as of the change in control and any previously-earned such units equals 100% of the Mead Target Shares and will immediately vest.

Mr. Mead is eligible for Mead Target Awards in 2008 and 2009 with similar components comprised of 40% of the value in stock options, 40% of the value in performance-based restricted stock units and 20% of the value in time-based stock units to be issued upon the achievement of performance and service goals and other criteria as our board of directors determines appropriate and, to the extent issued, will be earned and vested to the extent such performance and service goals substantially similar to those established for the Mead 2007 Award are achieved.

Pursuant to the amendment, in the event Mr. Mead is terminated without cause due to constructive termination by reason of, or within one year after, a change in control, he will be paid severance in an aggregate amount equal to two times the sum of the annualized annual base salary plus 75% of the base salary, plus medical benefits or the value of such during the severance period.

Severance Program

On December 1, 2004, our board of directors approved a severance program applicable to our employees. Under the severance program, in the event the employment of any full-time employee is terminated by us for any reason, other than good cause based on the employee’s performance, we will pay the employee a specified amount of salary, bonus and payment in lieu of medical insurance based on such employee’s position with the company. Generally, officers with the title of vice president and more senior officers would be entitled to receive 12-months’ pay, director-level employees would be entitled to receive 6 months’ pay and manager-level and support-level employees would be entitled to receive 3 months’ pay. To the extent an employee has a written agreement with us relating to severance, such employee will be entitled to the greater of the severance provided under the severance program or the severance provided under such employee’s written agreement.

2004 Incentive Plan

The purpose of our 2004 Incentive Plan is to attract, retain and motivate our employees, officers, directors and other persons who provide us with advisory or consulting services by providing them with the opportunity to acquire a proprietary interest in our company or other incentives and to align their interests and efforts with those of our shareholders and to provide an added incentive to work toward our growth and success.

Our board of directors has delegated general administrative authority of the 2004 Incentive Plan to the compensation committee. Employees, non-employee directors and other persons who provide us with advisory or consulting services, who we call participants, are eligible to receive awards under the 2004 Incentive Plan, except that only employees are eligible to receive an award of an incentive stock option. The compensation committee selects the participants who are granted any award.

Except as may otherwise be specifically provided in the 2004 Incentive Plan, the compensation committee has the power to determine the terms of awards, including any business criteria to measure performance, the exercise price, the number of shares subject to each award, the exercisability and vesting of the awards and the form of consideration payable upon exercise. Also, the compensation committee may permit the deferral of the receipt or payment of earned awards on such terms as the compensation committee may determine that are consistent with the 2004 Incentive Plan.

The 2004 Incentive Plan permits the grant of all of the types of awards listed below to participants. However, awards to date have consisted, and we currently anticipate that future awards under the 2004 Incentive Plan will consist, primarily of RSUs. The 2004 Incentive Plan permits the issuance of:

•	restricted stock and RSUs;

•	nonqualified and incentive stock options to purchase common stock;

•	stock appreciation rights; and

•	other stock or cash-based awards.

Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the compensation committee. RSUs are essentially the same as restricted stock except that instead of actual shares, RSUs represent a promise to pay out shares at some future date. RSUs have a tax advantage over restricted stock because the employee is not taxed at the federal or state income tax level at the time of vesting, as with restricted stock, but only when the shares of common stock are actually received. The compensation committee may impose whatever conditions to vesting it determines to be appropriate for restricted shares or RSUs. However, unless the compensation committee provides otherwise, it is currently expected that the future grants of RSUs will vest with respect to one-third of the restricted stock or RSUs on the first anniversary of the date of grant and on each of the following two anniversaries of the date of grant, provided the participant remains in our service. Unless provided otherwise by the compensation committee, in the 2004 Incentive Plan or in any relevant employment agreement, it is expected that any unvested restricted shares or RSUs will be forfeited upon termination of service.

Unless otherwise provided by the compensation committee, participants holding restricted stock or RSUs have no voting rights with respect to such restricted stock or RSUs until such time as the underlying shares are issued. Dividends may be accrued with respect to unvested and vested restricted shares or RSUs held by a participant and converted into additional restricted stock or RSUs or distributed in cash. However, should a participant forfeit restricted shares or RSUs prior to vesting, any dividends accrued but unpaid with respect to such unvested restricted stock or RSUs will likewise be forfeited.

A stock option is the right to purchase shares of common stock at a fixed exercise price for a fixed period of time. The compensation committee determines the terms of all options granted pursuant to the 2004 Incentive Plan, including their exercise price; provided, however, with the exception of substitute awards (which are awards provided to replace options in place at companies we acquire, as more specifically defined in the 2004 Incentive Plan), the exercise price must be at least equal to the fair market value of our common stock on the date of grant. Unless otherwise provided by the compensation committee, in the event of termination of service due to death or disability, all unvested options will expire and all vested options will remain exercisable until the earlier to occur of the date that is 12 months following such termination or the option’s date of expiration. In all other terminations, unless otherwise provided by the compensation committee, all unvested options will expire and all vested options will remain exercisable until the earlier to occur of the date that is 90 days after such termination or the option’s date of expiration.

An option may never be exercised later than the expiration of its term. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant.

A stock appreciation right is the right to receive the appreciation in the fair market value of common stock between the exercise date and the date of grant for the number of shares of common stock for which the stock appreciation right is exercised. We may pay the appreciation in cash, in shares of our common stock with equivalent value, or in some combination thereof, as determined by the compensation committee. The compensation committee determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights.

The compensation committee has the authority to create stock or cash awards under the 2004 Incentive Plan in addition to those specifically described in the 2004 Incentive Plan. The compensation committee may set such terms and conditions of these awards as it deems appropriate and that are consistent with the terms of the 2004 Incentive Plan.

A total of 3,000,000 shares of common stock have been reserved for issuance pursuant to the 2004 Incentive Plan. The number of shares reserved for issuance under the 2004 Incentive Plan has been reduced by the number of shares issued upon the conversion of UARs into RSUs. In the event that any of the outstanding shares of our common stock are changed into or exchanged for a different number or kind of our shares or securities by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the 2004 Incentive Plan’s share authorization limits and restrictions will be adjusted proportionately, and the compensation committee may adjust awards to preserve the benefits or potential benefits of outstanding awards. If an outstanding award expires or terminates before the end of the period during which awards may be granted, the unissued, underlying shares will be available for other awards under the 2004 Incentive Plan.

Shares of common stock will not be deemed to be issued under the 2004 Incentive Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is paid for through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2004 Incentive Plan. Substitute awards will not count against the share limits described above.

The 2004 Incentive Plan provides that in the event of a change in control of our company, as defined in the 2004 Incentive Plan, all unvested awards will vest as of the date of such change in control. Upon a change in control, the compensation committee may provide for a cash payment to holders of awards in consideration for the cancellation of such awards.

The 2004 Incentive Plan will automatically terminate on the tenth anniversary of its effective date unless terminated sooner pursuant to its terms. In addition, our board or the compensation committee has the authority to amend, suspend or terminate the 2004 Incentive Plan provided it does not adversely affect any award previously granted thereunder.

We expect to pay annual incentive compensation awards under the 2004 Incentive Plan based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives.

Outstanding Equity Awards at December 31, 2006

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercisable options (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(8)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Name	exercisable	unexercised(1)
Laurence S. Geller President and Chief Executive Officer	—	669,797	—	$20.40	9/7/2016	269,994	(3)	$5,883,169	120,264	(4)	$2,620,552

James E. Mead Executive Vice President, Chief Financial Officer	—	—	—	—	—	65,229	(5)	$1,421,340	—		—

Richard J. Moreau(2) Executive Vice President—Asset Management	—	—	—	—	—	—		—	—		—

Jayson C. Cyr Senior Vice President and Controller	—	—	—	—	—	10,244	(6)	$223,217	—		—

Monte J. Huber Vice President, Controller(9)	—	—	—	—	—	—		—	—		—

Paula C. Maggio Vice President, Secretary and General Counsel	—	—	—	—	—	12,823	(7)	$279,413	—		—

(1)	Options granted on September 7, 2006, pursuant to Mr. Geller’s amended and restated employment contract generally vest and become exercisable ratably over a three-year period commencing on December 31, 2008. The options expire on the date shown in column (f), which is ten years from the date of grant.
(2)	Any unvested stock awards become fully vested upon the attainment of the holder’s retirement eligibility (age 60). As Mr. Moreau reached retirement eligibility age, the unvested portion of the RSUs previously granted to Mr. Moreau became fully vested. Going forward, Mr. Moreau’s grant of stock awards in 2007 has a retirement eligibility age of 65.

(3)	The table below represents the RSUs granted to Mr. Geller and the vesting of each tranche:

Grant Date	Total Award	Vested	2007	2008	2009	2010	Total Unvested
6/24/2004	171,429	85,714	42,857	42,858			85,715
1/1/2005	50,474	12,618	12,618	12,619	12,619		37,856
2/6/2006	68,293		17,073	17,073	17,073	17,074	68,293
9/7/2006	58,824			19,608	19,608	19,608	58,824

	349,020	98,332	72,548	92,158	49,300	36,682	250,688
Reinvested Dividends							19,306

							269,994

(4)	Represents 117,647 Performance Shares and 2,617 of reinvested dividends (includes value of dividends not actually earned yet).

(5)	The table below represents the RSUs granted to Mr. Mead and the vesting of each tranche:

Grant Date	Total Award	Vested	2007	2008	2009	2010	Total Unvested
1/1/2005	12,122	3,030	3,030	3,031	3,031		9,092
9/1/2005	10,953	2,738	2,738	2,738	2,739		8,215
9/22/2005	13,775				*13,775		13,775
2/6/2006	34,147		8,537	8,537	38,537	8,536	34,147

	70,977	5,768	14,305	14,306	28,082	8,536	65,229
* This award vests on January 1, 2009

(6)	The table below represents the RSUs granted to Mr. Cyr and the vesting of each tranche:

Grant Date	Total Award	Vested	2007	2008	2009	2010	Total Unvested
2/6/2006	10,244		2,561	2,561	2,561	2,561	10,244

(7)	The table below represents the RSUs granted to Ms. Maggio and the vesting of each tranche:

Grant Date	Total Award	Vested	2007	2008	2009	2010	Total Unvested
6/24/2004	8,387	4,193	2,097	2,097			4,194
1/1/2005	5,000	1,250	1,250	1,250	1,250		3,750
2/6/2006	4,879		1,220	1,220	1,220	1,219	4,879

	18,266	5,443	4,567	4,567	2,470	1,219	12,823

(8)	This column represents the Performance Shares that have a performance-based vesting period. The business measurements and performance goals for determining the grant are described in the CD&A.

(9)	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.

Option Exercises and Stock Vested in 2006

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)(3)	Value realized on vesting ($)
Laurence S. Geller President and Chief Executive Officer	—	—	69,294	$1,426,071(5)

James E. Mead Executive Vice President, Chief Financial Officer	—	—	5,768	$ 118,432(5)

Richard J. Moreau(1) Executive Vice President—Asset Management	—	—	55,292	$1,125,680(5)

Jayson C. Cyr(2) Senior Vice President and Controller	—	—	—	—

Monte J. Huber Vice President, Controller(4)	—	—	1,811	$ 37,126

Paula C. Maggio Vice President, Secretary and General Counsel	—	—	3,347	$ 68,614

(1)	Mr. Moreau reached retirement eligibility age, causing all of Mr. Moreau’s unvested RSUs issued in 2006 and prior to become immediately vested. Mr. Moreau’s 2007 RSU grant has retirement eligibility at age 65.
(2)	Mr. Cyr received his first grant on 2/6/06, therefore no RSUs vested during 2006.
(3)	This column represents the number of stock awards previously issued under the 2004 Incentive Plan which have vested during 2006 in accordance with the schedules set forth in the applicable award agreements.
(4)	Mr. Monte J. Huber resigned from the offices of vice president and controller of the company effective June 9, 2006.
(5)	Receipt of the RSUs have been deferred. See the “2006 Nonqualified Deferred Compensation Plan Table.”

2006 Nonqualified Deferred Compensation Plan

The following table sets forth certain information with respect to deferrals made by the Company’s Named Executive Officers pursuant to our equity compensation plan, the earnings thereon and the aggregate balance at December 31, 2006:

Name (a)	Executive contributions in last FY ($)(1) (b)	Registrant contributions in last FY ($) (c)	Aggregate earnings in last FY ($)(2) (d)	Aggregate withdrawals/ distributions ($) (e)	Aggregate balance at last FYE ($)(3) (f)
Geller	$1,426,071	—	$174,515	—	$4,938,551
Mead	$ 118,432	—	$ 4,441	—	$ 125,685
Moreau	$1,125,680	—	$ 55,839	—	$1,580,167
Cyr	—	—	—	—	—
Huber	—	—	—	—	—
Maggio	—	—	—	—	—

(1)	These amounts reflect the value of RSUs which vested during 2006 and were deferred by the executive to a future date. The value was determined based on the number of RSUs vested and deferred multiplied by the closing price on the vesting date.
(2)	Amount reflects increase in vested and deferred RSUs value during 2006.
(3)	Amount reflects number of aggregate vested and deferred RSUs multiplied by the closing price on December 29, 2006 ($21.79). The value of prior RSUs granted since we have been publicly traded have been reflected in the Summary Compensation Tables of prior proxy statements.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of January 1, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,548,356(3)	$20.40	1,451,644(4)
Equity compensation plans not approved by security holders (2)	—	—	—

Total	1,548,356	$20.40	1,451,644

(1)	Approved prior to our initial public offering in June 2004 by our then sole shareholder and director.
(2)	We have no equity compensation plans not approved by security holders.
(3)	Restricted Stock Units, Options and Performance Shares outstanding as of December 31, 2006 under our 2004 Incentive Plan. Restricted Stock Units and Performance Shares have no exercise price.
(4)	The number of securities remaining for future issuance in 2007 consists of 1,451,644 shares issuable under our 2004 Incentive Plan and our Employee Stock Purchase Plan both of which were approved by our shareholders.

2006 Director Compensation

The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2006:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3), (4)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John C. Deterding	$102,500	$40,005	—	—	—	—	$142,505
Robert Watson	$20,250	—	—	—	—	—	$20,250
Thomas Hassard	$18,250	—	—	—	—	—	$18,250
Robert P. Bowen	$80,500	$40,005	—	—	—	—	$120,505
Michael W. Brennan	$66,806	$40,005	—	—	—	—	$106,811
Richard L. Fisher(1)	$24,750	$57,230	—	—	—	—	$81,980
William Prezant	$39,346	$46,267	—	—	—	—	$85,613
David M.C. Michels	$37,271	$46,267	—	—	—	—	$83,538
Edward C. Coppola	$34,846	$46,267	—	—	—	—	$81,113
James A. Jeffs	$15,847	$34,968	—	—	—	—	$50,815

(1)	On August 5, 2006, we were informed of the death of Richard L. Fisher.

(2)	Fees earned in the aggregate are comprised of $224,366 in annual retainer and committee chairman fees and $216,000 related to fees for attendance of board and committee meetings. The following table summarizes board of director fees for 2006:
	Annual Retainer	$25,000
	Chairman of the Board	$20,000
	Chairman of the Audit Committee	$12,000
	Chairman of the Corporate Governance and Nominating Committee	$8,000
	Chairman of the Compensation Committee	$8,000
	Board Meeting Fee	$1,500
	Committee Meeting Fee	$1,500

Effective January 1, 2007, the annual fee payable to the Chairman of the Audit Committee has been increased to $25,000.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of the RSUs granted to the directors in 2006 as well as prior fiscal years, in accordance with FAS 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 11 in our financial statements included in our annual report on Form 10-K for the year ended December 31, 2006. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors.

(4)	The total number of RSUs held by our directors as of 12/31/06, are as follows: Mr. Bowen, 6,333; Mr. Brennan, 3,216; Mr. Coppola, 2,047; Mr. Deterding, 6,622; Mr. Fisher, 0; Mr. Jeffs, 1,686; Mr. Michels, 2,047; Mr. Prezant, 2,047.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% shareholders or otherwise available to us, except as described below, we believe that no director, officer or beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to 2006. Form 4s required to be filed in May 2006 and June 2006 by Jonathan A. Langer were filed several days late.

Report of the Compensation Committee on Executive Compensation

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Our compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, determining and approving the chief executive officer’s compensation level based on this evaluation. Our compensation committee is also responsible for reviewing and approving the salaries and other compensation of our other executive officers. Each member of our compensation committee is independent under the New York Stock Exchange listing requirements. The compensation committee’s function is more fully described in its charter which has been approved by our board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.strategichotels.com.

Our compensation committee has reviewed the Compensation Discussion & Analysis with management and, based on that review, recommends to the board of directors that it be included in our annual report on Form 10-K and our proxy statement.

Compensation Committee

David M.C. Michels (Chairman)

Edward C. Coppola

James A. Jeffs

William A. Prezant

Stock Ownership of Certain Beneficial Owners and Management

As of April 9, 2007, there were a total of 74,351,799 shares of common stock issued and outstanding. The following table sets forth, as of April 9, 2007, certain information with respect to the beneficial ownership of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock,

•	each director, director nominee and named executive officer currently employed by us, and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934 with respect to our common stock.

In presenting the percentage interest, we have assumed that all membership units of our operating partnership are immediately exchangeable for shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Number of Membership Units	Percent of Class
Directors and Executive Officers (2)
Laurence S. Geller	11,000	67,095	*
Robert P. Bowen	2,500	—	*
Michael W. Brennan	5,250	—	*
Edward C. Coppola	50,000	—	*
John C. Deterding	—	—	*
Kenneth Fisher	—	—	*
James A. Jeffs	—	—	*
David M.C. Michels	5,000	—	*
William A. Prezant	3,000	—	*
James E. Mead	2,000	—	*
Jayson C. Cyr	—	—	*
Richard J. Moreau	—	—	*
Paula C. Maggio	9,623	—	*
All directors, nominees and executive officers as a group (13 in group)	88,373	67,095	*

Other Shareholders
Cohen & Steers, Inc. (3)	10,022,760	—	13.5%
Security Capital Research & Management Incorporated (4)	8,060,260	—	10.8%
Morgan Stanley (5)	10,740,754	—	14.4%
T. Rowe Price Associates, Inc. (6)	4,445,909	—	6.0%
ING Groep N.V. (7)	7,250,079	—	9.8%
The Vanguard Group, Inc. (8)	4,481,986	—	6.0%
ING Clarion Real Estate Securities, L.P. (9)	5,606,761	—	7.5%
JPMorgan Chase & Co. (10)	3,885,822	—	5.2%

*	Less than 1 percent of the issued and outstanding shares.
(1)	Does not include the following shares of common stock underlying RSUs: Mr. Geller, 496,637; Mr. Bowen, 6,333; Mr. Brennan, 3,216; Mr. Coppola, 2,047; Mr. Deterding, 6,622; Mr. Fisher, 302; Mr. Jeffs, 1,686; Mr. Michels, 2,047; Mr. Prezant, 2,047; Mr. Mead, 83,399; Mr. Cyr, 23,239; Mr. Moreau, 73,733; and Ms. Maggio, 14,780.
(2)	The address of each listed director and executive officer is c/o Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, IL 60601.

(3)	Number is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2007 filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. The address of Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017.
(4)	Number is based on information contained in a Schedule 13G/A filed with the SEC on February 15, 2007 filed jointly by Security Capital Research & Management Incorporated and Security Capital Preferred Growth Incorporated. The address of Security Capital Research & Management Incorporated and Security Capital Preferred Growth Incorporated is 10 South Dearborn Street, Suite 1400, Chicago, Illinois 60603.
(5)	Number is based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2007 filed jointly by Morgan Stanley and Morgan Stanley Investment Management Inc. The address of Morgan Stanley and Morgan Stanley Investment Management Inc. is 1585 Broadway, New York, New York 10036 and 1221 Avenue of the Americas, New York, New York 10020, respectively.
(6)	Number is based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2007 filed by T. Rowe Price Associates, Inc. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(7)	Number is based on information contained in a Schedule 13G filed with the SEC on February 14, 2007 filed by ING Groep N.V. The address of ING Groep N.V. is Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands.
(8)	Number is based on information contained in a Schedule 13G filed with the SEC on February 14, 2007 filed by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(9)	Number is based on information contained in a Schedule 13G filed with the SEC on February 13, 2007 filed by ING Clarion Real Estate Securities, L.P. The address of ING Clarion Real Estate Securities, L.P. is 259 N. Radnor Chester Road, Suite 205, Radnor, Pennsylvania 19087.
(10)	Number is based on information contained in a Schedule 13G filed with the SEC on February 9, 2007 filed by JPMorgan Chase & Co. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

Transactions With Related Persons, Promoters and Certain Control Persons

Laurence Geller, our president and chief executive officer, has an approximate 0.38% ownership interest in Strategic Hotel Capital, L.L.C., or SHC LLC, with which we previously had an asset management agreement as further described below.

We previously had an asset management agreement with SHC LLC, pursuant to which we managed the day-to-day business of SHC LLC and its hotels for an initial annual fee of $5,000,000, payable monthly in arrears. On November 15, 2006, SHC LLC voluntarily terminated the agreement. Under the terms of the agreement, SHC LLC paid us a one time termination fee of $250,000 and for 2006, we recognized a total of $1,863,000 of income related to the agreement.

On June 29, 2004, we entered into an indemnification agreement with SHC LLC that governs certain indemnification obligations between us and SHC LLC. SHC LLC has guaranteed various of our obligations, including certain payment obligations of ours and our obligations under several management agreements that our subsidiaries have entered into with hotel operating companies. Under the indemnification agreement, we agree to indemnify SHC LLC for any loss it suffers under any of these guarantees. The indemnification agreement also governs the indemnity between us and SHC LLC related to any contingent obligations, including litigation of claims against us related to certain properties owned by SHC LLC or against SHC LLC related to our properties.

We have a sublease agreement with SHC LLC. We sublease office space from SHC LLC for approximately $341,000 per year, payable monthly in advance. This lease agreement commenced on July 1, 2004 and expires October 1, 2007.

During the year ended December 31, 2006, Goldman, Sachs & Co., an affiliate of former shareholders of us and an initial purchaser in our offering of shares of 8.50% Series A Cumulative Redeemable Preferred Stock, received $1,996,000 in discounts and commissions in connection with our January 2006 offering of our common stock.

On April 7, 2005, we entered into a Shareholders Agreement with the following former shareholders: WHSHC, L.L.C. and W9/WHSHC, L.C.C. I, which we refer to as the Former Whitehall Shareholders. Pursuant to the agreement, the Former Whitehall Shareholders had the right, subject to the terms and conditions of the agreement, to nominate one person as a director to our board of directors so long as the deemed beneficial ownership of the Former Whitehall Shareholders in the company was not less than 10% in the aggregate. Pursuant to this agreement, Jonathan A. Langer was nominated to and served on our board of directors. On April 7, 2005, the Former Whitehall Shareholders and the company agreed to terminate the Observer Agreement between the parties, under which the Former Whitehall Shareholders were entitled to appoint observers to attend meetings of our board of directors, effective upon the election of Jonathan A. Langer, our former director, to the board of directors at our 2005 Annual Meeting. On October 5, 2005, we entered into a Shareholders Agreement with the following former shareholders: The Prudential Insurance Company of America, PIC Realty Corporation, Strategic Value Investors, LLC, Prudential Assets, LLC, Prudential Investment Management, Inc., SHC/Olayan Redemption Vehicle, LLC, and SVI (SHC/Houston) Redemption Vehicle, LLC, which we refer to as the Former Prudential Shareholders. Pursuant to the agreement, the Former Prudential Shareholders had the right, subject to the terms and conditions of the agreement, to nominate one person as a director to our board of directors so long as the deemed beneficial ownership of the Former Prudential Shareholders in the company was not less than 10% in the aggregate. Pursuant to this agreement, Robert M. Falzon was nominated to and served on our board of directors. On April 7, 2005, the Former Prudential Shareholders and the company agreed to terminate the Observer Agreement between the parties, under which the Former Prudential Shareholders were entitled to appoint observers to attend meetings of our board of directors, effective upon the election of Robert M. Falzon to our board of directors at our 2005 annual meeting.

In January and February 2006, the Former Whitehall Shareholders and the Former Prudential Shareholders collectively sold 12,731,640 shares of our common stock, resulting in the full divestment of their ownership interests in the company. Effective January 30, 2006, Jonathan A. Langer and Robert M. Falzon resigned from our board of directors.

Cory Warning, the son-in-law of Laurence Geller, our president and chief executive officer, serves as a senior director for us. In such capacity, for fiscal year 2006, he received an annual salary of $106,000, a bonus of $40,000 and was granted $31,816 in RSUs. Mr. Warning’s current base salary is $120,000 per year. Mr. Warning was granted $33,600 in RSUs in 2007.

Monte J. Huber resigned as vice president, controller and principal accounting officer effective June 9, 2006, and we concurrently entered into a consulting agreement pursuant to which he provides consulting services to us for a period of one year from July 7, 2006. We paid Mr. Huber $99,000 in consulting services pursuant to this agreement related to work performed in 2006. In addition, pursuant to the consulting agreement, Mr. Huber was paid severance of $84,462 in 2006 and will receive $98,538 in 2007, plus tuition reimbursement of $45,040.

Destination Club Partners, or DCP, was paid $388,770 in 2006 and $174,661 in 2007 to work on timeshare and fractional projects in North America. In addition, we paid expenses related to additional projects for which we had engaged DCP to affiliates of DCP in the amount of $136,814 in 2006 and $118,224 in 2007. Luca Franco, the son-in-law of Laurence Geller, our president and chief executive officer, currently serves as President of European and Middle Eastern operations for DCP. As of February 6, 2007, our engagement with DCP terminated.

In addition, upon our 2006 acquisition of the entities that owned the LaSolana property (land held for development adjacent to our Four Seasons Punta Mita Resort), we assumed a payable of $370,953 to DCP related to work performed by DCP prior to our ownership of the entities. Such amount was paid to DCP at the closing of the acquisition. In addition, the seller of the LaSolana property agreed to pay DCP a brokerage commission of $150,000 payable upon the closing of the acquisition. Although such brokerage commission was an obligation of the seller, pursuant to the seller’s request, we paid the brokerage commission and paid the seller the purchase price for the LaSolana property, net of such commission.

Pursuant to our code of business conduct and ethics, without the approval of our audit committee, we will not:

•	engage in any material transaction, including one that involves the acquisition or sale of assets, with SHC LLC;

•

acquire from or sell to any of our directors, officers, employees or significant stockholders (i.e. holds 5% of our outstanding stock) or any immediate family member (including a significant other) of any of the foregoing, which we refer to collectively as related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest of more than 5%, any assets or other property; or

•

make any permissible loan to or borrow from any of our related persons, or any entity in which any of our related persons, is employed or has with other related persons a collective interest of more than 5% or, in the case of a partnership, for which any of them serves as a general partner or is otherwise associated; or

•

engage in any other transaction, including a financial transaction, arrangement or relationship, or series of any of the forgoing, with any of our related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest of more than 5% or, in the case of a partnership, for which any of them serves as a general partner or is otherwise associated.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITOR

Deloitte & Touche LLP, which has been our independent auditor since 2002, has been appointed by our audit committee as our independent auditor for the fiscal year ending December 31, 2007, and our audit committee has further directed that the appointment of such accountants be submitted for ratification by the shareholders at the annual meeting. We have been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from shareholders.

Shareholder ratification of the appointment of Deloitte & Touche LLP as our independent auditors is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board of directors or audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our board of directors or audit committee determined that such a change would be in our and our shareholders’ best interests.

Principal Accounting Firm Fees

Aggregate fees we were billed for the fiscal years ended December 31, 2006 and 2005 by our principal accounting firm, Deloitte & Touche LLP are as follows:

	Fiscal Year Ended December 31,
	2006	2005
Audit fees (a)	4,933,431	$1,931,700

Audit-related fees (b)	129,175	10,200
Total audit and audit-related fees	5,062,606	1,941,900
Tax fees (c)	1,151,285	389,910
All other fees (d)	1,500	1,500

Total	6,215,391	$2,333,310

(a)	Audit fees. Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements and various transaction related services. Approximately $430,000 of the audit fees incurred in 2006 represent recurring and nonrecurring services associated with the Sarbanes-Oxley Section 404 internal control audit.
(b)	Audit-related fees. Audit-related fees include principally amounts billed to us for consultation on accounting standards.
(c)	Tax fees. Tax services fees include amounts billed to us primarily for tax planning and consulting, tax compliance and preparation and review of federal, state, local and international tax returns and tax fees related to REIT tax matters.
(d)	All other fees. All other fees include amounts billed to us related to Deloitte’s Accounting Research Tool (DART).

The audit committee of our board of directors was advised of the services provided by the auditor that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of these services is compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2006 were compatible.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The audit committee of our board of directors is responsible for appointing, setting compensation and overseeing the work of our independent accountants. The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services.

In addition, pursuant to the policy, we will not retain our independent accountants for non-audit services, other than those specifically listed in the policy, unless: (i) in the opinion of our senior management, our independent accountants possess unique knowledge or technical expertise that is superior to that of other potential providers, (ii) the approval of the chairman of our audit committee and our chief financial officer are obtained prior to the retention and (iii) the retention will not impair the independence of the independent accountants.

The audit committee has delegated authority to pre-approve all audit and non-audit services to the chairman of the committee, provided such services do not, in the aggregate, exceed $100,000 in any quarter. The chairman shall report any pre-approval decisions promptly to the audit committee no later than at its next quarterly meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Our board of directors unanimously recommends that you vote for the ratification of Deloitte & Touche LLP as our independent auditors.

Report of the Audit Committee

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.strategichotels.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee has met and held discussions with management and the independent auditors with respect to our consolidated financial statements for fiscal year 2006 and related matters. Management advised the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Our independent auditors also provided to the committee the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and in connection therewith the committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings include, whenever appropriate, executive sessions with our independent auditors without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Respectfully submitted,

Strategic Hotels & Resorts, Inc. Audit Committee

Robert P. Bowen (Chairman)

Michael W. Brennan

James A. Jeffs

David M.C. Michels

ANNUAL REPORT

Our annual report to shareholders is being concurrently distributed to shareholders herewith.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

SHAREHOLDER PROPOSALS

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy statement and proxy card for our 2008 annual meeting of shareholders, you must submit the proposal to our secretary no later than December 19, 2007 in accordance with Rule 14a-8. In addition, if you desire to bring business (including director nominations) before our 2008 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our secretary no earlier than November 19, 2007, and no later than 5:00 p.m. (Central Time), December 19, 2007. Among other requirements, shareholder proposals must set forth (1) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (2) the name, age and address of the shareholder proposing such business, (3) the number of shares of common stock beneficially owned by such shareholder and (4) any material interest of such shareholder in such business. For additional requirements, shareholders should refer to our bylaws, Article II, Section 11, a current copy of which may be obtained from our secretary.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors of the Corporation recommends a vote “FOR” the Election of Directors and “FOR” Proposal 2.

1.	Election of Directors —

	Nominees: 01 Robert P. Bowen 02 Michael W. Brennan 03 Edward C. Coppola 04 Kenneth Fisher 05 Laurence S. Geller 06 James A. Jeffs 07 Sir David Michels 08 William A. Prezant	FOR ALL ☐	WITHHOLD FOR ALL ☐	FOR ALL EXCEPT ☐	2.	AUDITORS. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the nominee’s number on the line below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

Dated: , 2007

(Signature)

(Signature if held jointly)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership of LLC, please sign in firm name by authorized partner or member.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time, May 16, 2007 the day prior to the 2007 Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/bee Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY	STRATEGIC HOTELS & RESORTS, INC.	PROXY

REVOCABLE PROXY OF HOLDERS OF COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STRATEGIC HOTELS & RESORTS, INC. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2007 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The undersigned, as the holder of common stock, par value $0.01 per share (the “Common Stock”), of Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Corporation”), hereby appoints Laurence S. Geller and James E. Mead, and each of them, with full powers of substitution, as proxies to vote all shares of Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Fairmont Chicago Hotel, 200 North Columbus Drive, Chicago, IL 60601, on Thursday May 17, 2007, at 10:00 a.m., Central Time, or any postponement or adjournment thereof, and authorizes and instructs said proxies to vote in the manner directed below and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the meeting.

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Annual Meeting.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Corporation written direction to revoke it, by authorizing a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice or revocation or subsequent proxy should be sent to: Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, Attention: Secretary, or hand-delivered to Strategic Hotels & Resorts, Inc. c/o LaSalle Bank, N.A., 135 South LaSalle Street, Suite 1946, Chicago Illinois 60603, Attention: Arlene Kaminski; so as to be delivered on or before the taking of the vote at the Annual Meeting.

Returned proxy cards or proxies authorized by phone or internet will be voted (1) as specified on the matters listed above; (2) in accordance with the Board of Directors’ recommendations where no specification is made; and (3) in accordance with the discretion of the proxies on any other matters that may properly come before the meeting.

The undersigned hereby acknowledge receipt of the notice of the Annual Meeting and the proxy statement furnished herewith.

(Continued and to be signed on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE OR

AUTHORIZE YOUR PROXY VIA THE INTERNET OR PHONE.

YOU MAKE REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME

PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.